AGREEMENT AND PLAN OF MERGER



                                  BY AND AMONG



                       AMERICAN ACCESS TECHNOLOGIES, INC.



                            DOLPHIN ACQUISITION CORP.



                                       AND



                            DATAWORLD SOLUTIONS, INC.




                           DATED AS OF APRIL 10, 2001

                                TABLE OF CONTENTS

                                                                                                               Page


                                    ARTICLE I

THE MERGER........................................................................................................1
----------

1.1      The Merger...............................................................................................1
         ----------
1.2      Effective Time; Closing..................................................................................2
         -----------------------
1.3      Effect of the Merger.....................................................................................2
         --------------------
1.4      Headquarters.............................................................................................2
         ------------
1.5      Certificate of Incorporation; Bylaws.....................................................................2
         ------------------------------------
1.6      Directors and Officers...................................................................................2
         ----------------------
1.7      Effect on Capital Stock..................................................................................2
         -----------------------
1.8      Surrender of Certificates................................................................................5
         -------------------------
1.9      No Further Ownership Rights in Company Common Stock and Company Preferred Stock..........................7
         -------------------------------------------------------------------------------
1.10     Lost, Stolen or Destroyed Certificates...................................................................7
         --------------------------------------
1.11     Tax Consequences.........................................................................................7
         ----------------
1.12     Taking of Necessary Action; Further Action...............................................................7
         ------------------------------------------


                                   ARTICLE II

REPRESENTATIONS AND WARRANTIES OF COMPANY.........................................................................7
-----------------------------------------

2.1      Organization and Qualification; Subsidiaries.............................................................8
         --------------------------------------------
2.2      Certificate of Incorporation and Bylaws..................................................................8
         ---------------------------------------
2.3      Capitalization...........................................................................................8
         --------------
2.4      Authority Relative to this Agreement.....................................................................9
         ------------------------------------
2.5      No Conflict; Required Filings and Consents..............................................................10
         ------------------------------------------
2.6      Compliance with Laws....................................................................................11
         --------------------
2.7      SEC Filings; Financial Statements.......................................................................11
         ---------------------------------
2.8      No Undisclosed Liabilities..............................................................................11
         --------------------------
2.9      Absence of Certain Changes or Events....................................................................12
         ------------------------------------
2.10     Litigation..............................................................................................12
         ----------
2.11     Employee Benefit Plans..................................................................................12
         ----------------------
2.12     Labor Matters...........................................................................................14
         -------------
2.13     Restrictions on Business Activities.....................................................................14
         -----------------------------------
2.14     Title to Property.......................................................................................14
         -----------------
2.15     Taxes...................................................................................................15
         -----
2.16     Environmental Matters...................................................................................16
         ---------------------
2.17     Brokers.................................................................................................17
         -------
2.18     Intellectual Property...................................................................................17
         ---------------------
2.19     Agreements, Contracts and Commitments...................................................................20
         -------------------------------------
2.20     Insurance...............................................................................................20
         ---------
2.21     Board Approval..........................................................................................20
         --------------
2.22     Vote Required...........................................................................................20
         -------------
2.23     Section 203 of the DGCL Not Applicable..................................................................20
         --------------------------------------
2.24     Change of Control Payments..............................................................................20
         --------------------------
2.25     Affiliates..............................................................................................21
         ----------


                                   ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB..........................................................21
-------------------------------------------------------

3.1      Organization and Qualification; Subsidiaries............................................................21
         --------------------------------------------
3.2      Certificate of Incorporation and Bylaws.................................................................22
         ---------------------------------------
3.3      Capitalization..........................................................................................22
         --------------
3.4      Authority Relative to this Agreement....................................................................23
         ------------------------------------
3.5      No Conflict; Required Filings and Consents..............................................................23
         ------------------------------------------
3.6      Compliance with Laws....................................................................................24
         --------------------
3.7      SEC Filings; Financial Statements.......................................................................24
         ---------------------------------
3.8      No Undisclosed Liabilities..............................................................................25
         --------------------------
3.9      Absence of Certain Changes or Events....................................................................25
         ------------------------------------
3.10     Litigation..............................................................................................26
         ----------
3.11     Employee Benefit Plans..................................................................................26
         ----------------------
3.12     Labor Matters...........................................................................................28
         -------------
3.13     Restrictions on Business Activities.....................................................................28
         -----------------------------------
3.14     Title to Property.......................................................................................28
         -----------------
3.15     Taxes...................................................................................................28
         -----
3.16     Environmental Matters...................................................................................30
         ---------------------
3.17     Brokers.................................................................................................30
         -------
3.18     Intellectual Property...................................................................................31
         ---------------------
3.19     Agreements, Contracts and Commitments...................................................................33
         -------------------------------------
3.20     Insurance...............................................................................................33
         ---------
3.21     Board Approval..........................................................................................33
         --------------
3.22     Vote Required...........................................................................................33
         -------------
3.23     Section 203 of the DGCL Not Applicable..................................................................33
         --------------------------------------
3.24     Change of Control Payments..............................................................................33
         --------------------------


                                   ARTICLE IV

CONDUCT PRIOR TO THE EFFECTIVE TIME..............................................................................34
-----------------------------------

4.1      Conduct of Business by Company and Parent...............................................................34
         -----------------------------------------


                                       ii

                                    ARTICLE V

ADDITIONAL AGREEMENTS............................................................................................37
---------------------

5.1      Information Supplied....................................................................................37
         --------------------
5.2      Shareholder Meetings....................................................................................37
         --------------------
5.3      Filings; Other Actions; Notification....................................................................37
         ------------------------------------
5.4      Confidentiality; Access to Information..................................................................38
         --------------------------------------
5.5      No Solicitation.........................................................................................39
         ---------------
5.6      Public Disclosure.......................................................................................40
         -----------------
5.7      Reasonable Efforts; Notification........................................................................40
         --------------------------------
5.8      Stock Options, Warrants and Preferred Stock.............................................................42
         -------------------------------------------
5.9      Form S-8................................................................................................42
         --------
5.10     Indemnification.........................................................................................43
         ---------------
5.11     Nasdaq Listing..........................................................................................43
         --------------
5.12     Board of Directors of Parent............................................................................43
         ----------------------------
5.13     Amendment of Parent's Charter Documents.................................................................43
         ---------------------------------------


                                   ARTICLE VI

CONDITIONS TO THE MERGER.........................................................................................43
------------------------

6.1      Conditions to Obligations of Each Party to Effect the Merger............................................43
         ------------------------------------------------------------
6.2      Additional Conditions to Obligations of Company.........................................................44
         -----------------------------------------------
6.3      Additional Conditions to the Obligations of Parent and Merger Sub.......................................45
         -----------------------------------------------------------------


                                   ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER................................................................................46
---------------------------------

7.1      Termination.............................................................................................46
         -----------
7.2      Notice of Termination; Effect of Termination............................................................48
         --------------------------------------------
7.3      Fees and Expenses.......................................................................................48
         -----------------
7.4      Amendment...............................................................................................50
         ---------
7.5      Extension; Waiver.......................................................................................50
         -----------------


                                  ARTICLE VIII

GENERAL PROVISIONS...............................................................................................51
------------------

8.1      Non-Survival of Representations and Warranties..........................................................51
         ----------------------------------------------
8.2      Notices.................................................................................................51
         -------
8.3      Interpretation..........................................................................................52
         --------------
8.4      Counterparts............................................................................................53
         ------------
8.5      Entire Agreement; Third Party Beneficiaries.............................................................53
         -------------------------------------------
8.6      Severability............................................................................................53
         ------------

                                      iii

8.7      Other Remedies; Specific Performance....................................................................53
         ------------------------------------
8.8      Governing Law...........................................................................................53
         -------------
8.9      Rules of Construction...................................................................................53
         ---------------------
8.10     Assignment..............................................................................................54
         ----------
8.11     WAIVER OF JURY TRIAL....................................................................................54
         --------------------

                                INDEX OF EXHIBITS

Exhibit A.........Form of Company Voting Agreement
Exhibit B.........Form of Parent Voting Agreement
Exhibit C.........Form of Certificate of Incorporation of Surviving Corporation
Exhibit D.........Form of Bylaws of Surviving Corporation
Exhibit E.........Company Schedule
Exhibit F.........Parent Schedule
Exhibit G.........Form of Amended Certificate of Incorporation of Parent
Exhibit H.........Form of Amended Bylaws of Parent
Exhibit I.........Form of Affiliate Letter

                          AGREEMENT AND PLAN OF MERGER


         This AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of April 10, 2001, among American Access Technologies, Inc., a Florida corporation ("Parent"), Dolphin Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and DataWorld Solutions, Inc., a Delaware corporation ("Company").


                                    RECITALS


         A. Upon the terms and subject to the conditions of this Agreement (as defined in Section 1.2 below) and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), Parent and Company intend to enter into a business combination transaction.

         B. The Boards of Directors of Company and Parent (a) have determined that the Merger (as defined in Section 1.1) is fair to, and in the best interests of, their respective companies and their respective stockholders, (b) have declared the advisability of the Merger and approved, subject to stockholder approval, this Agreement and the transactions contemplated hereby and (c) have determined to recommend that their respective stockholders approve and adopt this Agreement and approve the Merger.

         C. Concurrently with the execution of this Agreement, and as a condition to and an inducement to Parent's willingness to enter into this Agreement, certain directors and officers of Company are entering into Voting Agreements in substantially the form attached hereto as Exhibit A (the "Company Voting Agreements").

         D. Concurrently with the execution of this Agreement, and as a condition to and an inducement to Company's willingness to enter into this Agreement, certain directors and officers of Parent are entering into Voting Agreements in substantially the form attached hereto as Exhibit B (the "Parent Voting Agreements").

         E. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

         NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                                   THE MERGER
                                   ----------

         1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the DGCL, Merger Sub shall be merged with and into Company (the "Merger"), the separate corporate existence of Merger Sub shall cease and Company shall continue as the surviving corporation. Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

         1.2 Effective Time; Closing. Subject to the conditions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL a Certificate of Merger (the "Certificate of Merger") (the time of such filing with the Secretary of State of the State of Delaware, or such later time as may be agreed in writing by Company and Parent and specified in the Certificate of Merger, being the "Effective Time") as soon as practicable on or after the Closing Date (as herein defined). The term "Agreement" as used herein refers to this Agreement and Plan of Merger, as the same may be amended from time to time, and all schedules hereto (including Company Schedule and Parent Schedule). Unless this Agreement shall have been terminated and the Merger herein contemplated shall have been abandoned pursuant to Section 7.1, the closing of the Merger (the "Closing") shall take place at the offices of Pillsbury Winthrop LLP, One Battery Park Plaza, New York, New York 10004 at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Article VI, or at such other time, date and location as the parties hereto agree in writing (the "Closing Date").

         1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

         1.4 Headquarters. Following the Effective Time, the Surviving Corporation shall maintain its headquarters in and Parent shall move its headquarters to Farmingdale, New York.

         1.5 Certificate of Incorporation; Bylaws.
             ------------------------------------

                  (a) At the Effective Time, the Certificate of Incorporation of Company shall be amended in the Merger to be substantially in the form of Exhibit C hereto, and as so amended shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation of the Surviving Corporation.

                  (b) The Bylaws of the Surviving Corporation shall be substantially in the form of Exhibit D hereto.

         1.6 Directors and Officers. The initial directors of the Surviving Corporation shall be the directors of Company immediately prior to the Effective Time, until their respective successors are duly elected or appointed and qualified. The initial officers of the Surviving Corporation shall be the officers of Company immediately prior to the Effective Time.

         1.7 Effect on Capital Stock. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and this Agreement and without any action on the part of Merger Sub, Company or the holders of any of the following securities, the following shall occur:

                  (a) Conversion of Company Common Stock and Preferred Stock.
(i) Each share of Common Stock, par value $0.001 per share, of Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time, other than any shares of Company Common Stock to be canceled pursuant to Section 1.7(b), will be automatically converted (subject to Sections 1.7(e) and (f)) into the right to receive on the Closing Date 0.25 shares of Common Stock, par value $0.001 per share, of Parent (the "Parent Common Stock") (the "Exchange Ratio") upon surrender of the certificate representing such share of Company Common Stock in the manner provided in Section 1.8 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 1.10). If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with Company, then the shares of Parent Common Stock issued in exchange for such shares of Company Common Stock will also be unvested or subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends. Company shall take all action that may be necessary to ensure that, from and after the Effective Time, Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement. (ii) Each issued and outstanding share of Company's Series B 8% Convertible Preferred Stock shall be converted into one share of convertible preferred stock of Parent having substantially identical terms, except that in addition to the existing voting rights thereof, each share shall have one-tenth of one vote for each share of Parent Common Stock into which such stock could then be converted, and with respect to such vote such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Parent Common Stock (the "Parent 8% Preferred Stock") and each issued and outstanding share of the Company's $6 Convertible Preferred Stock (the Company $6 Preferred Stock together with the Company 8% Preferred Stock, the "Company Preferred Stock") shall be converted into one share of convertible preferred stock of Parent having substantially identical terms, except that in addition to the existing voting rights thereof, each share shall have one-tenth of one vote for each share of Parent Common Stock into which such stock could then be converted, and with respect to such vote such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Parent Common Stock (the "Parent $6 Preferred Stock" and together with the Parent 8% Preferred Stock, the "Parent Preferred Stock").

                  (b) Cancellation of Parent-Owned Stock. Each share of Company Common Stock held by Company or owned by Merger Sub, Parent or any direct or indirect wholly-owned subsidiary of Company or of Parent immediately prior to the Effective Time shall be canceled and extinguished without any conversion or payment in respect thereof.

                  (c) Warrants. At the Effective Time, all warrants and options to purchase Company Common Stock then outstanding shall be assumed by Parent in accordance with Section 5.8 hereof.

                  (d) Capital Stock of Merger Sub. Each share of Common Stock, par value $.01 per share, of Merger Sub (the "Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of Common Stock, par value $.001 per share, of the Surviving Corporation. Each certificate evidencing ownership of shares of Merger Sub Common Stock shall evidence ownership of such shares of capital stock of the Surviving Corporation.

                  (e) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Common Stock), extraordinary cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Parent Common Stock or Company Common Stock occurring on or after the date hereof and prior to the Effective Time.

                  (f) Fractional Shares. No fraction of a share of Parent Common Stock will be issued by virtue of the Merger, but in lieu thereof each holder of shares of Company Common Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock that otherwise would be received by such holder) shall, upon surrender of such holder's Certificates(s) (as defined in Section 1.8(c)) receive from Parent an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of (i) such fraction, multiplied by (ii) the average closing price of one share of Parent Common Stock for the ten (10) most recent days that Parent Common Stock has traded ending on the trading day immediately prior to the Effective Time, as reported on the Nasdaq National Market System ("Nasdaq").

                  (g) Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, shares (the "Appraisal Shares") of Company Common Stock and Company Preferred Stock issued and outstanding immediately prior to the Effective Time that are held by any holder who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL ("Section 262") shall not be converted into the right to receive the Parent Common Stock and Parent Preferred Stock as provided in Section 1.7(a), but instead such holder shall be entitled to payment of the fair value of such shares in accordance with the provisions of Section 262. At the Effective Time, all Appraisal Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of Appraisal Shares shall cease to have any rights with respect thereto, except the right to receive the fair value of such shares in accordance with the provisions of Section 262. Notwithstanding the foregoing, if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262 or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by
Section 262, then the right of such holder to be paid the fair value of such holder's Appraisal Shares under Section 262 shall cease and such Appraisal Shares shall be deemed to have been converted at the Effective Time into, and shall have become, the right to receive the Parent Common Stock and Parent Preferred Stock as provided in Section 1.7(a). Company shall give prompt notice to Parent of any demand received by Company for appraisal of any shares of Company Common Stock and Company Preferred Stock. Except as required by applicable law or with the prior written consent of Parent, Company shall not make any payment with respect to, or settle or offer to settle, any such demand.

         1.8 Surrender of Certificates.
             -------------------------

                  (a) Exchange Agent. Company shall select a bank, trust company or transfer agent reasonably acceptable to Parent to act as the exchange agent (the "Exchange Agent") in the Merger.

                  (b) Parent to Provide Common Stock. Promptly after the Effective Time, and in no event more than three (3) business days thereafter, Parent shall make available to the Exchange Agent, for exchange in accordance with this Article I, the shares of Parent Common Stock issuable pursuant to
Section 1.7 in exchange for outstanding shares of Company Common Stock and the shares of Parent Preferred Stock issuable pursuant to Section 1.7(a) in exchange for outstanding shares of Company Preferred Stock, and cash in an amount sufficient for payment in lieu of fractional shares pursuant to Section 1.7(f) and any dividends or distributions to which holders of shares of Company Common Stock may be entitled pursuant to Section 1.7(e).

                  (c) Exchange Procedures. Promptly after the Effective Time, and in no event more than three (3) business days thereafter, Parent shall cause the Exchange Agent to mail to each holder of record (as of the Effective Time) of a certificate or certificates (the "Certificates"), which immediately prior to the Effective Time represented outstanding shares of Company Common Stock or Company Preferred Stock whose shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 1.7 and cash in lieu of any fractional shares pursuant to Section 1.7(f), (i) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall contain such other customary provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock or Parent Preferred Stock (as applicable), cash in lieu of any fractional shares pursuant to Section 1.7(f) and any dividends or other distributions pursuant to Section 1.7(e). Upon surrender of Certificates for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor certificates representing the number of whole shares of Parent Common Stock into which their shares of Company Common Stock were converted into the right to receive at the Effective Time, payment in lieu of fractional shares which such holders have the right to receive pursuant to
Section 1.7(f), certificates representing the number of shares of Company Preferred Stock into which their shares of Company Preferred Stock were converted into the right to receive at the Effective Time and any dividends or distributions payable pursuant to Section 1.7(e), and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time, to evidence only the right to receive the applicable number of full shares of Parent Common Stock and Parent Preferred Stock (as applicable) issuable pursuant to Section 1.7(a) and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.7(f).

                  (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the date of this Agreement with respect to Parent Common Stock or Parent Preferred Stock with a record date after the Effective Time will be paid to the holders of any unsurrendered Certificates with respect to the shares of Parent Common Stock and Parent Preferred Stock to be issued upon surrender thereof until the holders of record of such Certificates shall surrender such Certificates. Subject to applicable law, following surrender of any such Certificates with a properly completed letter of transmittal, the Exchange Agent shall promptly deliver to the record holders thereof, without interest, certificates representing whole shares of Parent Common Stock or Parent Preferred Stock issued in exchange therefor along with payment in lieu of fractional shares pursuant to Section 1.7(f) hereof and the amount of any such dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock or Parent Preferred Stock.

                  (e) Transfers of Ownership. If certificates representing shares of Parent Common Stock or Parent Preferred Stock are to be issued in a name other than that in which the Certificates surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the persons requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of certificates representing shares of Parent Common Stock or Parent Preferred Stock in any name other than that of the registered holder of the Certificates surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

                  (f) Required Withholding. Each of the Exchange Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock or Company Preferred Stock such amounts as are required to be deducted or withheld therefrom under the Code or under any provision of state, local or foreign tax law or under any other applicable legal requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

                  (g) Termination of Exchange Agent Funding. Any portion of funds (including any interest earned thereon), Parent Common Stock or Parent Preferred Stock held by the Exchange Agent which have not been delivered to holders of Certificates within six months after the Effective Time shall promptly be paid or delivered, as appropriate, to Parent, and thereafter holders of Certificates who have not theretofore complied with the exchange procedures outlined in and contemplated by this Section 1.8 shall thereafter look only to Parent (subject to abandoned property, escheat and similar laws) only as general creditors thereof for their claim for shares of Parent Common Stock or Parent Preferred Stock, any cash in lieu of fractional shares of Parent Common Stock pursuant to Section 1.7(f) and any dividends or distributions pursuant to
Section 1.7(e) with respect to Parent Common Stock or Parent Preferred Stock to which they are entitled.

                  (h) No Liability. Notwithstanding anything to the contrary in this Section 1.8, neither the Exchange Agent, Parent, the Surviving Corporation, Company nor any party hereto shall be liable to a holder of shares of Parent Common Stock, Parent Preferred Stock, Company Common Stock or Company Preferred Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

         1.9 No Further Ownership Rights in Company Common Stock and Company Preferred Stock. All shares of Parent Common Stock and Parent Preferred Stock issued in accordance with the terms hereof (including any cash paid in respect thereof pursuant to Section 1.7(f)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock and Company Preferred Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock or Company Preferred Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

         1.10 Lost, Stolen or Destroyed Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, certificates representing the shares of Parent Common Stock or Parent Preferred Stock (as applicable) which the shares of Company Common Stock or Company Preferred Stock formerly represented by such Certificates were converted into the right to receive pursuant to Section 1.7, cash for fractional shares, if any, as may be required pursuant to Section 1.7(f) and any dividends or distributions payable pursuant to Section 1.7(e); provided, however, that Parent may, in its discretion and as a condition precedent to the issuance of such certificates representing shares of Parent Common Stock or Parent Preferred Stock (as applicable), cash and other distributions, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

         1.11 Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations.

         1.12 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Company and Merger Sub, the officers and directors of Company and Merger Sub will take all such lawful and necessary action.


                                   ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF COMPANY
                   -----------------------------------------

         Company represents and warrants to Parent and Merger Sub, subject to such exceptions as are specifically disclosed in writing in the disclosure letter supplied by Company to Parent dated as of the date hereof and attached hereto as Exhibit E, which disclosure shall provide an exception to or otherwise qualify the representations or warranties of Company specifically referred to, cross-referenced or clearly applicable in such disclosure (the "Company Schedule"), as follows:

         2.1 Organization and Qualification; Subsidiaries.
             --------------------------------------------

                  (a) Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by Company to be conducted. Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("Approvals") necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being or currently planned by Company to be conducted, except where the failure to have such Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined in Section 8.3(b)) on Company.

                  (b) Company has no Subsidiaries (as defined in Section 8.3(d)); and does not directly or indirectly own any capital stock of, or any equity interest of any nature in, any other entity, except for passive investments in equity interests of public companies as part of the cash management program of Company. Company has not agreed and is not obligated to make nor is bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or as may hereafter be in effect (a "Contract") under which Contract it may become obligated to make, any future investment in or capital contribution to any other entity.

                  (c) Company is duly qualified or licensed to do business as a foreign corporation and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such modification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Company.

         2.2 Certificate of Incorporation and Bylaws. Company has previously furnished to Parent a complete and correct copy of its Amended and Restated Certificate of Incorporation and its Bylaws as amended to date (together, the "Company Charter Documents"). Such Company Charter Documents are in full force and effect. Except as set forth in Section 2.2 of the Company Schedule, Company is not in violation of any of the provisions of Company Charter Documents.

         2.3 Capitalization.
             --------------

                  (a) The authorized capital stock of Company consists of 40,000,000 shares of Company Common Stock and 5,000,000 shares of Preferred Stock ("Company Preferred Stock"), par value $0.001 per share. The Board of Directors and stockholders of Company have approved an increase in the authorized capital stock of Company to the amount of 50,000 shares of Company Common Stock and 5,000,000 shares of Company Preferred Stock. At the close of business on the business day prior to the date hereof, (i) 29,384,000 shares of Company Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable; (ii) 33,333 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding options to purchase

Company Common Stock granted to certain employees of Company, (iii) 1,443,500 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding warrants to purchase Company Common Stock, (iv) 17,910,448 shares of Company Common Stock were reserved for issuance upon the conversion of the Company Preferred Stock. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instrument pursuant to which they are issuable and after giving effect to the recently approved increase in authorized capital stock, will be duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Section 2.3(a) of the Company Schedule, there are no commitments or agreements of any character to which Company is bound obligating Company to accelerate the vesting of any Company Stock Option as a result of the Merger. All outstanding shares of Company Common Stock and all outstanding Company Stock Options have been issued and granted in compliance with (i) all applicable securities laws and (in all material respects) other applicable Legal Requirements (as defined below) and
(ii) all requirements set forth in applicable Contracts. For the purposes of this Agreement, "Legal Requirements" means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity (as defined below) and (ii) all requirements set forth in applicable contracts, agreements, and instruments.

                  (b) Except as set forth in Section 2.3(b) of the Company Schedule, there are no equity securities, partnership interests or similar ownership interests of any class of any equity security of Company, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except as set forth in Section 2.3(b) of the Company Schedule or as set forth in Section 2.3(a) hereof there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Company is a party or by which it is bound obligating Company to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of Company or obligating Company to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. Except as contemplated by this Agreement and except as set forth in
Section 2.3(b) of the Company Schedule, there are no registration rights and there is, except for Company Voting Agreements, no voting trust, proxy, rights plan, antitakeover plan or other agreement or understanding to which Company is a party or by which it is bound with respect to any equity security of any class of Company.

         2.4 Authority Relative to this Agreement. Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and, subject to adoption of this Agreement and the Merger by the stockholders of Company, to consummate the transactions contemplated hereby (including the Merger).

         The execution and delivery of this Agreement and the consummation by Company of the transactions contemplated hereby (including the Merger) have been duly and validly authorized by all necessary corporate action on the part of Company and no other corporate proceedings on the part of Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than the approval and adoption of this Agreement and the approval of the Merger by the holders of a majority of the outstanding shares of Company Common Stock and each class of Company Preferred Stock entitled to vote with respect thereto and the filing of the Certificate of Merger pursuant to the DGCL). This Agreement has been duly and validly executed and delivered by Company and, assuming the due authorization, execution and delivery thereof by Parent and Merger Sub, constitutes the legal and binding obligation of Company, enforceable against Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and public policy.

         2.5 No Conflict; Required Filings and Consents.
             ------------------------------------------

                  Except as set forth in Section 2.5 of the Company Schedule:

                  (a) The execution and delivery of this Agreement by Company and the execution and delivery of the Company Voting Agreements by the signing stockholders do not, and the performance of this Agreement by Company and the performance of the Company Voting Agreements by the signing stockholders shall not, (i) conflict with or violate the Company Charter Documents, (ii) subject to obtaining the adoption of this Agreement and the Merger by the stockholders of Company and compliance with the requirements set forth in Section 2.5(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Company or by which its properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair Company's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Company pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Company is a party or by which Company or its properties are bound or affected, except, with respect to clauses (ii) or
(iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually and in the aggregate, have a Material Adverse Effect on Company.

                  (b) The execution and delivery of this Agreement by Company do not, and the performance of its obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative agency, commission, governmental or regulatory authority, domestic or foreign (a "Governmental Entity"), except (i) for applicable requirements, if any, of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state securities laws ("Blue Sky Laws"), the rules and regulations of Nasdaq, and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which Company is qualified to do business, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Company or, after the Effective Time, Parent, or prevent consummation of the Merger or otherwise prevent the parties hereto from performing their obligations under this Agreement.

         2.6 Compliance with Laws. Except as set forth in Section 2.6 of the Company Schedule, Company has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on Company.

         2.7 SEC Filings; Financial Statements.
             ---------------------------------

                  (a) Company has made available to Parent a correct and complete copy of each report, registration statement and definitive proxy statement filed by Company with the Securities and Exchange Commission ("SEC") for the 24 months prior to the date of this Agreement (the "Company SEC Reports"), which are all the forms, reports and documents required to be filed by Company with the SEC for the 24 months prior to the date of this Agreement. As of their respective dates, the Company SEC Reports (A) were prepared in accordance and complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports, and
(B) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing and as so amended or superceded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (b) Each set of financial statements (including, in each case, any related notes thereto) contained in Company SEC Reports, including each Company SEC Report filed after the date hereof until the Closing, complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, was prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-QSB of the Exchange Act) and each fairly presents in all material respects the financial position of Company at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to have a Material Adverse Effect on Company.

                  (c) Company has previously furnished to Parent a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Company with the SEC pursuant to the Securities Act or the Exchange Act.

         2.8 No Undisclosed Liabilities. Except as set forth in Section 2.8 of the Company Schedule, Company has no liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of Company, except (i) liabilities provided for in or otherwise disclosed in Company SEC Reports filed prior to the date hereof or (ii) liabilities incurred since December 31, 2000 in the ordinary course of business, none of which would have a Material Adverse Effect on Company.

         2.9 Absence of Certain Changes or Events. Except as set forth in
Section 2.9 of the Company Schedule, since December 31, 2000, there has not been: (i) any Material Adverse Effect on Company, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of Company's capital stock, or any purchase, redemption or other acquisition by Company of any of Company's capital stock or any other securities of Company or any options, warrants, calls or rights to acquire any such shares or other securities, (iii) any split, combination or reclassification of any of Company's capital stock, (iv) any granting by Company of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment by Company of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting by Company of any increase in severance or termination pay or any entry by Company into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving Company of the nature contemplated hereby, (v) entry by Company into any licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property (as defined in Section 2.18) other than licenses in the ordinary course of business consistent with past practice or any amendment or consent with respect to any licensing agreement filed or required to be filed by Company with the SEC, (vi) any material change by Company in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, or (vii) any revaluation by Company of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets of Company other than in the ordinary course of business.

         2.10 Litigation. Except as set forth in Section 2.10 of the Company Schedule, there are no claims, suits, actions or, to the best knowledge of Company, proceedings pending or threatened against Company, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement or which could reasonably be expected, either singularly or in the aggregate with all such claims, actions or proceedings, to have a Material Adverse Effect on Company or have a Material Adverse Effect on the ability of the parties hereto to consummate the Merger.

         2.11 Employee Benefit Plans.
              ----------------------

                  (a) All employee compensation, incentive, fringe or benefit plans, programs, policies, commitments or other arrangements (whether or not set forth in a written document and including, without limitation, all "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) covering any active or former employee, director or consultant of Company, or any trade or business (whether or not incorporated) which is a member of a controlled group or which is under common control with Company within the meaning of Section 414 of the Code (an "Affiliate"), with respect to which Company has liability, are listed in Section
2.11 of the Company Schedule (collectively, the "Plans"). Company has provided, or will provide within five (5) business days of the date hereof, to Parent: (i) correct and complete copies of all documents embodying each Plan including (without limitation) all amendments thereto, all related trust documents, and all material written agreements and contracts relating to each such Plan; (ii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Plan; (iii) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Plan; (iv) all Internal Revenue Service (the "IRS") or Department of Labor (the "DOL") determination, opinion, notification and advisory letters; (v) all material correspondence to or from any governmental agency relating to any Plan; (vi) all material communications to employees or former employees, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability under any Plan or proposed Plan; and (vii) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with any Plan. None of the Plans is self-insured.

                  (b) Each Plan has been maintained and administered in all material respects in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Plans. No suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Plan activities) has been brought, or to the knowledge of Company is threatened, against or with respect to any such Plan. There are no audits, inquiries or proceedings pending or, to the knowledge of Company, threatened by the IRS or DOL with respect to any Plans. All contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Plans have been timely made or accrued. Any Plan intended to be qualified under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code (i) has either obtained a favorable determination, notification, advisory and/or opinion letter, as applicable, as to its qualified status from the IRS or still has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such letter and to make any amendments necessary to obtain a favorable determination, and (ii) incorporates or has been amended to incorporate all provisions required to comply with the Tax Reform Act of 1986 and subsequent legislation to the extent such amendment or incorporation is required as of the Closing Date. Company does not have any plan or commitment to establish any new Plan, to modify any Plan (except to the extent required by law or to conform any such Plan to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any new Plan. Each Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Parent, Company or any of its Affiliates (other than ordinary administration expenses and expenses for benefits accrued but not yet paid).

                  (c) Neither Company nor any of its Affiliates has at any time ever maintained, established, sponsored, participated in, or contributed to any plan subject to Title IV of ERISA or Section 412 of the Code and at no time has Company contributed to or been requested to contribute to any "multiemployer plan," as such term is defined in ERISA or to any plan described in Section

413(c) of the Code. Neither Company, nor any officer or director of Company is subject to any liability or penalty under Section 4975 through 4980B of the Code or Title I of ERISA. No "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Plan which could subject Company to material liabilities.

                  (d) Neither Company, nor any of its Affiliates has, prior to the Effective Time and in any material respect, violated any of the health continuation coverage requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") or the requirements of the Family Medical Leave Act of 1993, as amended. None of the Plans promises or provides retiree medical or other retiree welfare benefits to any person except as required by applicable law, and Company has not represented, promised or contracted (whether in oral or written form) to provide such retiree benefits to any employee, former employee, director, consultant or other person, except to the extent required by statute.

                  (e) Except as disclosed on Section 2.11 of the Company Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any stockholder, director or employee of Company under any Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

         2.12 Labor Matters. (i) There are no material controversies pending or, to the knowledge of Company, threatened, between Company and any of its employees which controversies have or could reasonably be expected to have a Material Adverse Effect on Company; (ii) except as set forth in Section 2.12 of the Company Schedule, Company is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Company nor does Company know of any activities or proceedings of any labor union to organize any such employees; and (iii) Company has no knowledge of any strikes, slowdowns, work stoppages or lockouts, or threats thereof, by or with respect to any employees of Company, nor has Company experienced any labor interruptions over the past three (3) years.

         2.13 Restrictions on Business Activities. There is no agreement, commitment, judgment, injunction, order or decree binding upon Company or to which Company is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Company, any acquisition of property by Company or the conduct of business by Company as currently conducted other than such effects, individually or in the aggregate, which have not had and could not reasonably be expected to have, a Material Adverse Effect on Company.

         2.14 Title to Property. Except as set forth in Section 2.14 of the Company Schedule, Company has good and valid title to all of its material properties and assets, free and clear of all liens, pledges, claims, charges, security interests or other encumbrances except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or materially interfere with the present use of the property affected thereby; and all leases pursuant to which Company leases from others material real or personal property are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default of Company or, to Company's knowledge, any other party (or any event which with notice or lapse of time, or both, would constitute a material default), except where the lack of such validity and effectiveness or the existence of such default or event of default could not reasonably be expected to have a Material Advance Effect on Company. All the plants, structures and equipment owned by Company, and to the knowledge of Company, all the plants, structures and equipment leased by Company, except such as may be under construction, are in good operating condition and repair (subject to normal wear and tear), in all material respects.

         2.15 Taxes.
              -----

                  (a) Definition of Taxes. For the purposes of this Agreement, "Tax" or "Taxes" refers to any and all federal, state, local and foreign taxes, including, without limitation, gross receipts, income, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, assessments, governmental charges and duties together with all interest, penalties and additions imposed with respect to any such amounts and any obligations under any agreements or arrangements with any other person with respect to any such amounts and including any liability of a predecessor entity for any such amounts.

                  (b) Tax Returns and Audits. Except as set forth in Section
2.15 of the Company Schedule:


                    (i) Company has timely filed all federal, state, local and foreign returns, estimates, information statements and reports relating to Taxes ("Returns") required to be filed by Company with any Tax authority prior to the date hereof, except such Returns which are not material to Company. All such Returns are true, correct and complete in all material respects. Company has paid all Taxes shown to be due on such Returns.

                    (ii) All Taxes that Company is required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper governmental authorities to the extent due and payable.

                    (iii) Company has not been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against Company, nor has Company executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                    (iv) No audit or other examination of any Return of Company by any Tax authority is presently in progress, nor has Company been notified in writing of any request for such an audit or other examination.

                    (v) No adjustment relating to any Returns filed by Company has been proposed in writing, formally or informally, by any Tax authority to Company or any representative thereof.

                    (vi) Company has no liability for any material unpaid Taxes which have not been accrued for or reserved on Company's balance sheet included in Company's report on Form 10-KSB for the year ended December 31, 2000, whether asserted or unasserted, contingent or otherwise, which is material to Company, other than any liability for unpaid Taxes that may have accrued since December 31, 2000 in connection with the operation of the business of Company in the ordinary course of business, none of which is material to the business, results of operations or financial condition of Company.

                    (vii) There is no contract, agreement, plan or arrangement to which Company is a party as of the date of this Agreement, including but not limited to the provisions of this Agreement, covering any employee or former employee of Company that, individually or collectively, could reasonably be expected to give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code (or any similar provision of state or local law). There is no contract, agreement, plan or arrangement to which Company is a party or by which it is bound that could require the compensation of any individual for excise taxes payable pursuant to Section 4999 of the Code (or any similar provision of state or local law).

                    (viii) Company has not filed any consent agreement under
Section 341(f) of the Code (or any similar provision of state or local law) or agreed to have Section 341(f)(2) of the Code (or any similar provision of state or local law) apply to any disposition of a subsection (f) asset (as defined in
Section 341(f)(4) of the Code (or any similar provision of state or local law)) owned by Company.

                    (ix) Company is not party to, and has no obligation under, any tax sharing, tax indemnity, tax allocation or similar agreement or arrangement.

                    (x) None of Company's assets is tax exempt use property within the meaning of Section 168(h) of the Code (or any similar provision of state or local law).

                    (xi) Company has not distributed the stock of any corporation in a transaction satisfying the requirements of Section 355 of the Code. The stock of Company has not been distributed in a transaction satisfying the requirements of Section 355 of the Code.

                    (xii) Company is not, and has not been a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

                    (xiii) No power of attorney has been granted by Company and is currently in effect.

                    (xiv) Company has not taken any action and does not know of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of
Section 368(a) of the Code.

         2.16  Environmental Matters.
               ---------------------

               Except as set forth in Section 2.16 of the Company Schedule

                  (a) Except as disclosed in the Company SEC Reports filed prior to the date hereof and except for such matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect: (i)

Company has complied with all applicable Environmental Laws; (ii) the properties currently owned or operated by Company (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances; (iii) the properties formerly owned or operated by Company were not contaminated with Hazardous Substances during the period of ownership or operation by Company; (iv) Company is not subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) Company has not been associated with any release or threat of release of any Hazardous Substance; (vi) Company has not received any notice, demand, letter, claim or request for information alleging that Company may be in violation of or liable under any Environmental Law; (vii) Company is not subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; and
(viii) there are no circumstances or conditions involving Company that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use or transfer of any property of Company pursuant to any Environmental Law.

                  (b) As used herein, the term "Environmental Law" means any federal, state, local or foreign law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to: (A) the protection, investigation or restoration of the environment, health and safety, or natural resources; (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

                  (c) As used herein, the term "Hazardous Substance" means any substance that is: (A) listed, classified or regulated pursuant to any Environmental Law; (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (C) any other substance which is the subject of regulatory action by any Governmental Entity pursuant to any Environmental Law.

         2.17 Brokers. Except as set forth in Section 2.17 of the Company Schedule, Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders fees or agent's commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby, other than payments to be made by Company to Delano Group Securities, LLC in connection with transactions contemplated by this Agreement. Prior to the date hereof, a copy of the letter by which Company engaged Delano Group Securities LLC has been delivered to Parent.

         2.18 Intellectual Property. For the purposes of this Agreement, the following terms have the following definitions:

         "Intellectual Property" shall mean any or all of the following and all worldwide common law and statutory rights in, arising out of, or associated therewith: (i) patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof ("Patents"); (ii) inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing;
         (iii) copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) domain names, uniform resource locators ("URLs") and other names and locators associated with the Internet ("Domain Names"); (v) industrial designs and any registrations and applications therefor; (vi) trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor (collectively, "Trademarks"); (vii) all databases and data collections and all rights therein; (viii) all moral and economic rights of authors and inventors, however denominated, and (ix) any similar or equivalent rights to any of the foregoing (as applicable).

         "Company Intellectual Property" shall mean any Intellectual Property that is owned by, or exclusively licensed to, Company.

         "Registered Intellectual Property" means all Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any private, state, government or other legal authority.

         "Company Registered Intellectual Property" means all of the Registered Intellectual Property owned by, or filed in the name of, Company.

         "Company Products" means all current versions of products or service offerings of Company.

                  (a) No Company Intellectual Property or Company Product is subject to any material proceeding or outstanding decree, order, judgment, contract, license, agreement or stipulation restricting in any manner the use, transfer or licensing thereof by Company, or which may affect the validity, use or enforceability of such Company Intellectual Property or Company Product, which in any such case could reasonably be expected to have a Material Adverse Effect on Company.

                  (b) Each material item of Company Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees currently due in connection with such Company Registered Intellectual Property have been made and all necessary documents, recordations and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Company Registered Intellectual Property, except where the failure to do so could not be reasonably likely to have a Material Adverse Effect on Company.

                  (c) To the knowledge of Company, except as disclosed on
Section 2.18 of the Company Schedule, Company owns and has good and exclusive title to, each material item of Company Intellectual Property owned by it free and clear of any lien or encumbrance (excluding non-exclusive licenses and related restrictions granted in the ordinary course); and Company is the exclusive owner of all material Trademarks used in connection with the operation or conduct of the business of Company including the sale of any products or the provision of any services by Company. Without limiting the foregoing, (i) Company owns exclusively, and has good title to, all copyrighted works that are Company Products or which Company otherwise purports to own and (ii) except as could not reasonably be expected to have a Material Adverse Effect, to the extent that any Patents would be infringed by any Company Products, Company is the exclusive owner of such Patents.

                  (d) To the knowledge of Company, except as disclosed on
Section 2.18 of the Company Schedule, to the extent that any material technology, material software or material Intellectual Property has been developed or created independently or jointly by a third party for Company or is incorporated into any of Company Products, Company has a written agreement with such third party with respect thereto and Company thereby either (i) has obtained ownership of, and is the exclusive owner of, or (ii) has obtained a perpetual, non-terminable license (sufficient for the conduct of its business as currently conducted and as proposed to be conducted) to all such third party's Intellectual Property in such work, material or invention by operation of law or by valid assignment, to the fullest extent it is legally possible to do so.

                  (e) Company has not transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property that is material Company Intellectual Property, to any third party, or knowingly permitted Company's rights in such material Company Intellectual Property to lapse or enter the public domain.

                  (f) Section 2.18 of the Company Schedule lists all contracts, licenses and agreements to which Company is a party and that remain in effect:
(i) with respect to Company Intellectual Property licensed or transferred to any third party resulting in, or which may result in, annual payments of $50,000 or more to Company; or (ii) pursuant to which a third party has licensed or transferred any material Intellectual Property to Company resulting in, or which may result in, annual payments of $50,000 or more by Company.

                  (g) The operation of the business of Company as such business currently is conducted, including (i) Company's design, development, manufacture, distribution, reproduction, marketing or sale of the products or services of Company (including Company Products) and (ii) Company's use of any product, device or process, to its knowledge and except as could not reasonably be expected to have a Material Adverse Effect, has not and does not and will not infringe or misappropriate the Intellectual Property of any third party or constitute unfair competition or trade practices under the laws of any jurisdiction.

                  (h) Company has not received written notice from any third party that the operation of the business of Company or any act, product or service of Company, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction, except as could not reasonably be expected to have a Material Adverse Effect on Company.

                  (i) To the knowledge of Company, no person has infringed or is infringing or misappropriating any material Company Intellectual Property, except as could not reasonably be expected to have a Material Adverse Effect on Company.

                  (j) Company has and enforces a policy requiring each employee and contractor to execute a proprietary information/confidentiality agreement substantially in the form provided to Parent prior to the date hereof and all current and former employees and contractors of Company have executed such an agreement, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect on Company.

         2.19 Agreements, Contracts and Commitments. Company has not breached, or received in writing any claim or notice that it has breached, any of the terms or conditions of any agreement, contract or commitment to which it is a party or by which it is bound in such a manner as, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on Company. Each agreement, contract or commitment to which Company is a party or by which it is bound that has not expired by its terms is in full force and effect, except where such failure to be in full force and effect is not reasonably likely to have a Material Adverse Effect on Company.

         2.20 Insurance. Company maintains insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of Company (collectively, the "Insurance Policies") which Company reasonably believes are adequate in amount and scope. There is no material claim by Company pending under any of the material Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds.

         2.21 Board Approval. The Board of Directors of Company (including any required committee or subgroup of the Board of Directors of Company) has, as of the date of this Agreement, unanimously (i) declared the advisability of the Merger and approved, subject to stockholder approval, this Agreement and the transactions contemplated hereby, (ii) determined that the Merger is in the best interests of the stockholders of Company and is on terms that are fair to such stockholders and (iii) recommended that the stockholders of Company approve and adopt this Agreement and approve the Merger.

         2.22 Vote Required. The affirmative vote of a majority of the votes that holders of the outstanding shares of (A) Company Common Stock and (B) each class of Company Preferred Stock, in each case insofar as the holders of such stock are entitled to vote on this Agreement, is the only vote of the holders of any class or series of Company's capital stock necessary to approve and adopt this Agreement and the transactions contemplated hereby pursuant to the Delaware General Corporation Law (the "DGCL") and the Company Charter Documents.

         2.23 Section 203 of the DGCL Not Applicable. The Board of Directors of Company has taken all actions so that the restrictions contained in Section 203 of the DGCL applicable to a "business combination" (as defined in such Section
203), or any other state takeover statute or similar law that otherwise would be applicable, will not apply to the execution, delivery or performance of this Agreement or the Company Voting Agreements or to the consummation of the Merger or the other transactions contemplated by this Agreement or the Company Voting Agreements.

         2.24 Change of Control Payments. Section 2.24 of the Company Schedule sets forth each plan or agreement pursuant to which any amounts may become payable (whether currently or in the future) to current or former employees and directors of Company as a result of or in connection with the Merger.

         2.25 Affiliates. Set forth in Section 2.25 of the Company Schedule is a list of those persons who may be deemed to be, in Company's reasonable judgment, affiliates of Company within the meaning of Rule 145 under the Securities Act.


                                   ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
             -------------------------------------------------------

         Parent and Merger Sub jointly and severally represent and warrant to Company, subject to such exceptions as are specifically disclosed in writing in the disclosure letter supplied by Parent to Company dated as of the date hereof and attached hereto as Exhibit F, which disclosure shall provide an exception to or otherwise qualify the representations or warranties thereof specifically referred to, cross-referenced or clearly applicable in such disclosure (the "Parent Schedule"), as follows:

         3.1  Organization and Qualification; Subsidiaries.
              --------------------------------------------

                  (a) Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by Parent to be conducted. Parent is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being or currently planned by Parent to be conducted, except where the failure to have such Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

                  (b) Parent has no Subsidiaries except as set forth on Section 3.1(b) of the Parent Schedule and Parent does not directly or indirectly own any capital stock of, or any equity interest of any nature in, any other entity, other than the entities identified in Section 3.1(b) of the Parent Schedule, except for passive investments in equity interests of public companies as part of the cash management program of Parent. Each Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each Subsidiary is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being or currently planned to be conducted, except where the failure to have such Approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent and the Subsidiaries taken as a whole. Neither Parent nor any Subsidiary has agreed and is not obligated to make nor is bound by any Contract under which Contract it may become obligated to make, any future investment in or capital contribution to any other entity.

                  (c) Each of Parent and the Subsidiaries is duly qualified or licensed to do business as a foreign corporation and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such modification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent and the Subsidiaries taken as a whole.

         3.2 Certificate of Incorporation and Bylaws. Parent has previously furnished to Company a complete and correct copy of its Amended and Restated Certificate of Incorporation and its Bylaws as amended to date (together, the "Parent Charter Documents"). Such Parent Charter Documents are in full force and effect. Parent is not in violation of any of the provisions of Parent Charter Documents.

         3.3 Capitalization.
             --------------

                  (a) The authorized capital stock of Parent consists of 30,000,000 shares of Parent Common Stock and 1,000,000 shares of Preferred Stock ("Parent Preferred Stock"), par value $0.001 per share. At the close of business on the business day prior to the date hereof, (i) 4,740,947 shares of Parent Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable; (ii) 1,843,703 shares of Parent Common Stock were reserved for issuance upon the exercise of outstanding options to purchase Parent Common Stock under the Parent Option Plan and (iii) 4,140,337 shares of Parent Common Stock were reserved for issuance upon the exercise of outstanding warrants to purchase Parent Common Stock. As of the date hereof, the authorized capital stock of Merger Sub consists of 100 shares of common stock, par value $.01 per share, all of which, as of the date hereof, are issued and outstanding, duly authorized and validly issued and are fully paid and nonassessable. Section 3.3(a) of the Parent Schedule sets forth the following information with respect to each outstanding option to purchase shares of Parent Common Stock (each, a "Parent Stock Option") as of the date of this Agreement: (i) the name and address of the optionee; (ii) the particular plan pursuant to which such Parent Stock Option was granted; (iii) the number of shares of Parent Common Stock subject to such Parent Stock Option; (iv) the exercise price of such Parent Stock Option; (v) the date on which such Parent Stock Option was granted; (vi) the applicable vesting schedule; (vii) the date on which such Parent Stock Option expires; and (viii) whether the exercisability of such option will be accelerated in any way by the transactions contemplated by this Agreement, and indicates the extent of acceleration. Parent has made available to Parent accurate and complete copies of all stock option plans pursuant to which Parent has granted such Parent Stock Options that are currently outstanding and the form of all stock option agreements evidencing such Parent Stock Options. All shares of Parent Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instrument pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Section 3.3(a) of the Parent Schedule, there are no commitments or agreements of any character to which Parent is bound obligating Parent to accelerate the vesting of any Parent Stock Option as a result of the Merger. All outstanding shares of Parent Common Stock and all outstanding Parent Stock Options and warrants have been issued and granted in compliance with (i) all applicable securities laws and (in all material respects) other applicable Legal Requirements (as defined below) and (ii) all requirements set forth in applicable Contracts.

                  (b) Except as set forth in Section 3.3(b) of the Parent Schedule, there are no equity securities, partnership interests or similar ownership interests of any class of any equity security of Parent, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except as set forth in Section 3.3(b) of the Parent Schedule or as set forth in Section 3.3(a) hereof there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Parent or any of its Subsidiaries is a party or by which it is bound obligating Parent or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of Parent or any of its Subsidiaries or obligating Parent or any of its Subsidiaries to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. Except as contemplated by this Agreement and except as set forth in Section 3.3(b) of the Parent Schedule, there are no registration rights and there is, except for Parent Voting Agreements, no voting trust, proxy, rights plan, antitakeover plan or other agreement or understanding to which Parent is a party or by which it is bound with respect to any equity security of any class of Parent. Stockholders of Parent will not be entitled to dissenters' or appraisal rights under applicable state law in connection with the Merger.

         3.4 Authority Relative to this Agreement. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and, subject to adoption of this Agreement and the Merger by the stockholders of Parent, to consummate the transactions contemplated hereby (including the Merger).

         The execution and delivery of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby (including the Merger) have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than the approval and adoption of this Agreement and the approval of the Merger by the holders of a majority of the outstanding shares of Parent Common Stock entitled to vote with respect thereto and the filing of the Certificate of Merger pursuant to the
DGCL). This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery thereof by Company, constitutes the legal and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and public policy.

         3.5  No Conflict; Required Filings and Consents.
              ------------------------------------------

                  (a) The execution and delivery of this Agreement by Parent and Merger Sub and the execution and delivery of the Parent Voting Agreements by the signing stockholders do not, and the performance of this Agreement by Parent and Merger Sub and the performance of the Parent Voting Agreements by the signing stockholders shall not, (i) conflict with or violate the Parent Charter Documents or the equivalent organizational documents of any of Parent's Subsidiaries, (ii) subject to obtaining the adoption of this Agreement and the Merger by the stockholders of Parent and compliance with the requirements set forth in Section 3.5(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or any of its Subsidiaries or by which its or any of their respective properties are bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair Parent's or any of its Subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Parent or any of its Subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries or its or their respective properties are bound or affected, except, with respect to clauses (ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually and in the aggregate, have a Material Adverse Effect on Parent and its Subsidiaries taken as a whole.

                  (b) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of its obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws, the rules and regulations of Nasdaq, and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which Parent and its Subsidiaries is qualified to do business, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent and its Subsidiaries taken as a whole or prevent consummation of the Merger or otherwise prevent the parties hereto from performing their obligations under this Agreement.

         3.6 Compliance with Laws. Parent and each of its Subsidiaries has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state or local statute, law or regulation with respect to the conduct of its respective business, or the ownership or operation of its respective business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on Parent and its Subsidiaries taken as a whole.

         3.7 SEC Filings; Financial Statements.
             ---------------------------------

                  (a) Parent has made available to Company a correct and complete copy of each report, registration statement and definitive proxy statement filed by Parent with the SEC for the 24 months prior to the date of this Agreement (the "Parent SEC Reports"), which are all the forms, reports and documents required to be filed by Parent with the SEC for the 24 months prior to the date of this Agreement. As of their respective dates, the Parent SEC Reports
(A) were prepared in accordance and complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports, and (B) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing and as so amended or superceded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (b) Each set of financial statements (including, in each case, any related notes thereto) contained in Parent SEC Reports, including each Parent SEC Report filed after the date hereof until the Closing, complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, was prepared in accordance GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-QSB of the Exchange Act) and each fairly presents in all material respects the financial position of Parent and its Subsidiaries at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to have a Material Adverse Effect on Parent and its Subsidiaries taken as a whole.

                  (c) Parent has previously furnished to Company a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Parent with the SEC pursuant to the Securities Act or the Exchange Act.

         3.8 No Undisclosed Liabilities. Except as set forth in Section 3.8 of the Parent Schedule, each of Parent and its Subsidiaries has no liabilities (absolute, accrued, contingent or otherwise) which are, individually or in the aggregate, material to the business, results of operations or financial condition of Parent and its Subsidiaries taken as a whole, except (i) liabilities provided for in or otherwise disclosed in Parent SEC Reports filed prior to the date hereof or (ii) liabilities incurred since September 30, 2000 in the ordinary course of business, none of which would have a Material Adverse Effect on Parent and its Subsidiaries taken as a whole.

         3.9 Absence of Certain Changes or Events. Except as set forth in
Section 3.9 of the Parent Schedule, since December 31, 2000, there has not been:
(i) any Material Adverse Effect on Parent or any of its Subsidiaries, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of Parent's or any of its Subsidiaries' capital stock, or any purchase, redemption or other acquisition by Parent or any of its Subsidiaries of any of Parent's or any of its Subsidiaries' capital stock or any other securities of Parent or any of its Subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities, (iii) any split, combination or reclassification of any of Parent's or any of its Subsidiaries' capital stock, (iv) any granting by Parent or any of its Subsidiaries of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment by Parent or any of its Subsidiaries of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting by Parent or any of its Subsidiaries of any increase in severance or termination pay or any entry by Parent or any of its Subsidiaries into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving Parent or any of its Subsidiaries of the nature contemplated hereby, (v) entry by Parent or any of its Subsidiaries into any licensing or other agreement with regard to the acquisition or disposition of any Intellectual Property other than licenses in the ordinary course of business consistent with past practice or any amendment or consent with respect to any licensing agreement filed or required to be filed by Parent or any of its Subsidiaries with the SEC, (vi) any material change by Parent or any of its Subsidiaries in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, or (vii) any revaluation by Parent or any of its Subsidiaries of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable or any sale of assets of Parent or any of its Subsidiaries other than in the ordinary course of business.

         3.10 Litigation. There are no claims, suits, actions or, to the best knowledge of Parent, proceedings pending or threatened against Parent or any of its Subsidiaries, before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement or which could reasonably be expected, either singularly or in the aggregate with all such claims, actions or proceedings, to have a Material Adverse Effect on Parent and its Subsidiaries taken as a whole or have a Material Adverse Effect on the ability of the parties hereto to consummate the Merger.

         3.11  Employee Benefit Plans.
               ----------------------

                  (a) All employee compensation, incentive, fringe or benefit plans, programs, policies, commitments or other arrangements (whether or not set forth in a written document and including, without limitation, all "employee benefit plans" within the meaning of Section 3(3) of ERISA) covering any active or former employee, director or consultant of Parent or any of its Subsidiaries, or any trade or business (whether or not incorporated) which is a member of a controlled group or which is under common control with Parent or any of its Subsidiaries within the meaning of Section 414 of the Code (an "Affiliate"), with respect to which Parent or any of its Subsidiaries has liability, are listed in Section 3.11(a) of the Parent Schedule (collectively, the "Parent Plans"). Parent has provided, or will provide within five (5) business days of the date hereof, to Company: (i) correct and complete copies of all documents embodying each Parent Plan including (without limitation) all amendments thereto, all related trust documents, and all material written agreements and contracts relating to each such Parent Plan; (ii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Parent Plan; (iii) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Parent Plan; (iv) all IRS or DOL determination, opinion, notification and advisory letters; (v) all material correspondence to or from any governmental agency relating to any Parent Plan; (vi) all material communications to employees or former employees, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability under any Parent Plan or proposed Parent Plan; and (vii) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with any Parent Plan. None of the Parent Plans is self-insured.

                  (b) Each Parent Plan has been maintained and administered in all material respects in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Parent Plans. No suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Parent Plan activities) has been brought, or to the knowledge of Parent is threatened, against or with respect to any such Parent Plan. There are no audits, inquiries or proceedings pending or, to the knowledge of Parent, threatened by the IRS or DOL with respect to any Parent Plans. All contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Parent Plans have been timely made or accrued. Any Parent Plan intended to be qualified under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code (i) has either obtained a favorable determination, notification, advisory and/or opinion letter, as applicable, as to its qualified status from the IRS or still has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such letter and to make any amendments necessary to obtain a favorable determination, and (ii) incorporates or has been amended to incorporate all provisions required to comply with the Tax Reform Act of 1986 and subsequent legislation to the extent such amendment or incorporation is required as of the Closing Date. Parent does not have any plan or commitment to establish any new Parent Plan, to modify any Parent Plan (except to the extent required by law or to conform any such Parent Plan to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any new Parent Plan. Each Parent Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Parent, Parent or any of its Affiliates (other than ordinary administration expenses and expenses for benefits accrued but not yet paid).

                  (c) Neither Parent, any of its Subsidiaries, nor any of their respective Affiliates has at any time ever maintained, established, sponsored, participated in, or contributed to any plan subject to Title IV of ERISA or
Section 412 of the Code and at no time has Parent or any of its Subsidiaries contributed to or been requested to contribute to any "multiemployer plan," as such term is defined in ERISA or to any plan described in Section 413(c) of the Code. None of Parent, its Subsidiaries, nor any officer or director thereof is subject to any liability or penalty under Section 4975 through 4980B of the Code or Title I of ERISA. No "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Plan which could subject Parent or any of its Subsidiaries to material liabilities.

                  (d) None of Parent, its Subsidiaries, nor any of their respective Affiliates has, prior to the Effective Time and in any material respect, violated any of the health continuation coverage requirements of COBRA or the requirements of the Family Medical Leave Act of 1993, as amended. None of the Parent Plans promises or provides retiree medical or other retiree welfare benefits to any person except as required by applicable law, and neither Parent nor any of its Subsidiaries has represented, promised or contracted (whether in oral or written form) to provide such retiree benefits to any employee, former employee, director, consultant or other person, except to the extent required by statute.

                  (e) Except as disclosed on Section 2.11(e) of the Parent Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any stockholder, director or employee of Parent or any of its Subsidiaries under any Parent Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Parent Plan, or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

         3.12 Labor Matters. (i) There are no material controversies pending or, to the knowledge of Parent, threatened, between Parent or any of its Subsidiaries and any of their respective employees which controversies have or could reasonably be expected to have a Material Adverse Effect on Parent and its Subsidiaries taken as a whole; (ii) Neither Parent nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Parent or any of its Subsidiaries nor does Parent know of any activities or proceedings of any labor union to organize any such employees; and (iii) Parent has no knowledge of any strikes, slowdowns, work stoppages or lockouts, or threats thereof, by or with respect to any employees of Parent or any of its Subsidiaries, nor has Parent experienced any labor interruptions over the past three (3) years.

         3.13 Restrictions on Business Activities. There is no agreement, commitment, judgment, injunction, order or decree binding upon Parent or any of its Subsidiaries or to which Parent or any of its Subsidiaries is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Parent or any of its Subsidiaries, any acquisition of property by Parent or any of its Subsidiaries or the conduct of business by Parent or any of its Subsidiaries as currently conducted other than such effects, individually or in the aggregate, which have not had and could not reasonably be expected to have, a Material Adverse Effect on Parent and its Subsidiaries taken as a whole.

         3.14 Title to Property. Each of Parent and its Subsidiaries has good and valid title to all of its material properties and assets, free and clear of all liens, pledges, claims, charges, security interests or other encumbrances except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or materially interfere with the present use of the property affected thereby; and all leases pursuant to which Parent or any of its Subsidiaries leases from others material real or personal property are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default of Parent or any of its Subsidiaries or, to Parent's knowledge, any other party (or any event which with notice or lapse of time, or both, would constitute a material default), except where the lack of such validity and effectiveness or the existence of such default or event of default could not reasonably be expected to have a Material Advance Effect on Parent and its Subsidiaries taken as a whole. All the plants, structures and equipment owned by Parent or any of its Subsidiaries, and to the knowledge of Parent, all the plants, structures and equipment leased by Parent or any of its Subsidiaries, except such as may be under construction, are in good operating condition and repair (subject to normal wear and tear), in all material respects.

         3.15 Taxes.
              -----

                  (a) Tax Returns and Audits. Except as set forth in Section 3.15(a) of the Parent Schedule:

                    (i) Parent and each of its Subsidiaries has timely filed all Returns required to be filed by it with any Tax authority prior to the date hereof, except such Returns which are not material to Parent and its Subsidiaries taken as a whole. All such Returns are true, correct and complete in all material respects. Parent and each of its Subsidiaries have paid all Taxes shown to be due on such Returns.

                    (ii) All Taxes that Parent or any of its Subsidiaries is required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper governmental authorities to the extent due and payable.

                    (iii) Neither Parent nor any of its Subsidiaries has been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against Parent or any of its Subsidiaries, nor has Parent or any of its Subsidiaries executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                    (iv) No audit or other examination of any Return of Parent or any of its Subsidiaries by any Tax authority is presently in progress, nor has Parent or any of its Subsidiaries been notified in writing of any request for such an audit or other examination.

                    (v) No adjustment relating to any Returns filed by Parent or any of its Subsidiaries has been proposed in writing, formally or informally, by any Tax authority to Parent, any of its Subsidiaries or any representative thereof.

                    (vi) Neither Parent nor any of its Subsidiaries has liability for any material unpaid Taxes which have not been accrued for or reserved on Parent's balance sheet included in Parent's report on Form 10-KSB for the year ended December 31, 2000, whether asserted or unasserted, contingent or otherwise, which is material to Parent and its Subsidiaries taken as a whole, other than any liability for unpaid Taxes that may have accrued since December 31, 2000 in connection with the operation of the business of Parent or any of its Subsidiaries in the ordinary course of business, none of which is material to the business, results of operations or financial condition of Parent and its Subsidiaries taken as a whole.

                    (vii) There is no contract, agreement, plan or arrangement to which Parent or any of its Subsidiaries is a party as of the date of this Agreement, including but not limited to the provisions of this Agreement, covering any employee or former employee of Parent or any of its Subsidiaries that, individually or collectively, could reasonably be expected to give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code (or any similar provision of state or local law). There is no contract, agreement, plan or arrangement to which Parent or any of its Subsidiaries is a party or by which it is bound that could require the compensation of any individual for excise taxes payable pursuant to Section 4999 of the Code (or any similar provision of state or local law).

                    (viii) Neither Parent nor any of its Subsidiaries has filed any consent agreement under Section 341(f) of the Code (or any similar provision of state or local law) or agreed to have Section 341(f)(2) of the Code (or any similar provision of state or local law) apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code (or any similar provision of state or local law)) owned by Parent.

                    (ix) Parent is not party to, and has no obligation under, any tax sharing, tax indemnity, tax allocation or similar agreement or arrangement.

                    (x) None of Parent's or any of its Subsidiaries' assets is tax exempt use property within the meaning of Section 168(h) of the Code (or any similar provision of state or local law).

                    (xi) None of Parent or any of its Subsidiaries has distributed the stock of any corporation in a transaction satisfying the requirements of Section 355 of the Code. The stock of Parent or any of its Subsidiaries has not been distributed in a transaction satisfying the requirements of Section 355 of the Code.

                    (xii) Parent and any of its Subsidiaries are not, and have not been a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

                    (xiii) No power of attorney has been granted by Parent and is currently in effect.

                    (xiv) Neither Parent nor any of its Subsidiaries has taken any action, nor knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

         3.16 Environmental Matters.
              ---------------------

                  (a) Except as disclosed in the Parent SEC Reports filed prior to the date hereof and except for such matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect: (i) each of Parent and its Subsidiaries has complied with all applicable Environmental Laws; (ii) the properties currently owned or operated by Parent and its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances; (iii) the properties formerly owned or operated by Parent and its Subsidiaries were not contaminated with Hazardous Substances during the period of ownership or operation by Parent or any of its Subsidiaries; (iv) Neither Parent nor any of its Subsidiaries is subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) Neither Parent nor any of its Subsidiaries has been associated with any release or threat of release of any Hazardous Substance; (vi) Neither Parent nor any of its Subsidiaries Parent has received any notice, demand, letter, claim or request for information alleging that Parent or any of its Subsidiaries may be in violation of or liable under any Environmental Law; (vii) Neither Parent nor any of its Subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; and (viii) there are no circumstances or conditions involving Parent or any of its Subsidiaries that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use or transfer of any property of Parent or any of its Subsidiaries pursuant to any Environmental Law.

         3.17 Brokers. Neither Parent nor any of its Subsidiaries has incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders fees or agent's commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby. Prior to the date hereof, a copy of the letter by which Parent engaged Kirlin Securities and M.S. Fand complete with all schedules and fee information, has been delivered to Company.

         3.18 Intellectual Property. For the purposes of this Agreement, the following terms have the following definitions:

         "Parent Intellectual Property" shall mean any Intellectual Property that is owned by, or exclusively licensed to, Parent or any of its Subsidiaries.

         "Parent Registered Intellectual Property" means all of the Registered Intellectual Property owned by, or filed in the name of, Parent or any of its Subsidiaries.

         "Parent Products" means all current versions of products or service offerings of Parent or any of its Subsidiaries.

                  (a) No Parent Intellectual Property or Parent Product is subject to any material proceeding or outstanding decree, order, judgment, contract, license, agreement or stipulation restricting in any manner the use, transfer or licensing thereof by Parent or any of its Subsidiaries, or which may affect the validity, use or enforceability of such Parent Intellectual Property or Parent Product, which in any such case could reasonably be expected to have a Material Adverse Effect on Parent and its Subsidiaries taken as a whole.

                  (b) Each material item of Parent Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees currently due in connection with such Parent Registered Intellectual Property have been made and all necessary documents, recordations and certificates in connection with such Parent Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Parent Registered Intellectual Property, except where the failure to do so could not be reasonably likely to have a Material Adverse Effect on Parent and its Subsidiaries taken as a whole.

                  (c) To the knowledge of Parent, except as disclosed on Section 3.18(c) of the Parent Schedule, Parent owns and has good and exclusive title to, each material item of Parent Intellectual Property owned by it free and clear of any lien or encumbrance (excluding non-exclusive licenses and related restrictions granted in the ordinary course); and each of Parent and each of its Subsidiaries is the exclusive owner of all material Trademarks used in connection with the operation or conduct of the business of Parent and its Subsidiaries including the sale of any products or the provision of any services by Parent and its Subsidiaries. Without limiting the foregoing, (i) Parent or its Subsidiaries own exclusively, and has good title to, all copyrighted works that are Parent Products or which Parent or any of its Subsidiaries otherwise purports to own and (ii) except as could not reasonably be expected to have a Material Adverse Effect, to the extent that any Patents would be infringed by any Parent Products, Parent or any of its Subsidiaries is the exclusive owner of such Patents.

                  (d) To the knowledge of Parent, except as disclosed on Section 3.18(d) of the Parent Schedule, to the extent that any material technology, material software or material Intellectual Property has been developed or created independently or jointly by a third party for Parent or any of its Subsidiaries or is incorporated into any of Parent Products, Parent or any of its Subsidiaries has a written agreement with such third party with respect thereto and Parent or any of its Subsidiaries thereby either (i) has obtained ownership of, and is the exclusive owner of, or (ii) has obtained a perpetual, non-terminable license (sufficient for the conduct of its business as currently conducted and as proposed to be conducted) to all such third party's Intellectual Property in such work, material or invention by operation of law or by valid assignment, to the fullest extent it is legally possible to do so.

                  (e) Neither Parent nor any of it Subsidiaries has transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property that is material Parent Intellectual Property, to any third party, or knowingly permitted Parent's or any of its Subsidiaries' rights in such material Parent Intellectual Property to lapse or enter the public domain.

                  (f) Section 3.18(f) of the Parent Schedule lists all contracts, licenses and agreements to which Parent or any of its Subsidiaries is a party and that remain in effect: (i) with respect to Parent Intellectual Property licensed or transferred to any third party resulting in, or which may result in, annual payments of $50,000 or more to Parent or any of its Subsidiaries; or (ii) pursuant to which a third party has licensed or transferred any material Intellectual Property to Parent or any of its Subsidiaries resulting in, or which may result in, annual payments of $50,000 or more by Parent or any of its Subsidiaries.

                  (g) The operation of the business of Parent and its Subsidiaries as such business currently is conducted, including (i) Parent's and its Subsidiaries' design, development, manufacture, distribution, reproduction, marketing or sale of the products or services thereof (including Parent Products) and (ii) Parent's and its Subsidiaries' use of any product, device or process, to its knowledge and except as could not reasonably be expected to have a Material Adverse Effect, has not and does not and will not infringe or misappropriate the Intellectual Property of any third party or constitute unfair competition or trade practices under the laws of any jurisdiction.

                  (h) Neither Parent nor any of its Subsidiaries has received written notice from any third party that the operation of the business of Parent or any of its Subsidiaries or any act, product or service of Parent or any of its Subsidiaries, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction, except as could not reasonably be expected to have a Material Adverse Effect on Parent and its Subsidiaries taken as a whole.

                  (i) To the knowledge of Parent, no person has infringed or is infringing or misappropriating any material Parent Intellectual Property, except as could not reasonably be expected to have a Material Adverse Effect on Parent.

                  (j) Each of Parent and its Subsidiaries has and enforces a policy requiring each employee and contractor to execute a proprietary information/confidentiality agreement substantially in the form provided to Parent and its Subsidiaries prior to the date hereof and all current and former employees and contractors of Parent and its Subsidiaries have executed such an agreement, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect on Parent and its Subsidiaries taken as a whole.

         3.19 Agreements, Contracts and Commitments. Neither Parent nor any of its Subsidiaries has breached, or received in writing any claim or notice that it has breached, any of the terms or conditions of any agreement, contract or commitment to which it is a party or by which it is bound in such a manner as, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on Parent and its Subsidiaries taken as a whole. Each agreement, contract or commitment to which Parent or any of its Subsidiaries is a party or by which it is bound that has not expired by its terms is in full force and effect, except where such failure to be in full force and effect is not reasonably likely to have a Material Adverse Effect on Parent and its Subsidiaries taken as a whole.

         3.20 Insurance. Each of Parent and its Subsidiaries maintains insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of Parent and its Subsidiaries (collectively, the "Insurance Policies") which Parent reasonably believes are adequate in amount and scope. There is no material claim by Parent or any of its Subsidiaries pending under any of the material Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds.

         3.21 Board Approval. The Board of Directors of Parent (including any required committee or subgroup of the Board of Directors of Parent) has, as of the date of this Agreement, unanimously (i) declared the advisability of the Merger and approved, subject to stockholder approval, this Agreement and the transactions contemplated hereby, (ii) determined that the Merger is in the best interests of the stockholders of Parent and is on terms that are fair to such stockholders and (iii) recommended that the stockholders of Parent approve and adopt this Agreement and approve the Merger.

         3.22 Vote Required. The affirmative vote of a majority of the votes that holders of the outstanding shares of Parent Common Stock are entitled to vote with respect to this Agreement is the only vote of the holders of any class or series of Parent's or any of its Subsidiaries' capital stock necessary to approve and adopt this Agreement and the transactions contemplated hereby pursuant to the DGCL and the Parent Charter Documents.

         3.23 Section 203 of the DGCL Not Applicable. The Board of Directors of Parent has taken all actions so that the restrictions contained in any state takeover or business combination statute or similar law that otherwise would be applicable will not apply to the execution, delivery or performance of this Agreement or the Parent Voting Agreements or to the consummation of the Merger or the other transactions contemplated by this Agreement or the Parent Voting Agreements.

         3.24 Change of Control Payments. Section 3.24 of the Parent Schedule sets forth each plan or agreement pursuant to which any amounts may become payable (whether currently or in the future) to current or former employees and directors of Parent or any of its Subsidiaries as a result of or in connection with the Merger.

                                   ARTICLE IV

                       CONDUCT PRIOR TO THE EFFECTIVE TIME
                       -----------------------------------

         4.1 Conduct of Business by Company and Parent. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, each of Company, Parent and its Subsidiaries shall, except to the extent that the other party shall otherwise consent in writing, carry on its business, in the usual, regular and ordinary course consistent with past practices, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations (except where noncompliance would not have a Material Adverse Effect), pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to (i) preserve substantially intact its present business organization, (ii) keep available the services of its present officers and employees and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has significant business dealings. In addition, except as permitted by the terms of this Agreement, without the prior written consent of the other party, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, each of Company, Parent and its Subsidiaries shall not do any of the following:

                  (a) Waive any stock repurchase rights, accelerate, amend or (except as specifically provided for herein) change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

                  (b) Grant any severance or termination pay to any officer or employee except pursuant to applicable law, written agreements outstanding, or policies existing, on the date hereof and as previously or concurrently disclosed in writing or made available to the other party, or adopt any new severance plan, or amend or modify or alter in any manner any severance plan, agreement or arrangement existing on the date hereof;

                  (c) Transfer or license to any person or otherwise extend, amend or modify any material rights to Company Intellectual Property or Parent Intellectual Property, as applicable, or enter into grants to transfer or license to any person future patent rights, other than in the ordinary course of business consistent with past practices provided that in no event shall Company, Parent or any Subsidiaries of Parent license on an exclusive basis or sell any Company Intellectual Property or Parent Intellectual Property, as applicable;

                  (d) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock, except as contemplated by
Section 5.8(d) or required by the terms of the Company Preferred Stock;

                  (e) Except as set forth in Section 4.1(e) of the Company Schedule or Section 4.1(e) of the Parent Schedule, as applicable, purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of Company, Parent or any Subsidiaries of Parent, as applicable, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

                  (f) Issue, deliver, sell, authorize, pledge or otherwise encumber, or agree to any of the foregoing with respect to, any shares of capital stock or any securities convertible into or exchangeable for shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into or exchangeable for shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible or exchangeable securities, other than the issuance, delivery and/or sale of shares of its Common Stock pursuant to the exercise of stock options, warrants or other convertible securities (or in lieu of cash dividends in respect of Company Preferred Stock) therefor outstanding or referred to in the Disclosure Schedules as of the date of this Agreement and other than payments to be made by Company to Delano Group Securities, LLC in connection with transactions contemplated by this Agreement;

                  (g)   Amend its Charter Documents;

                  (h) Except as disclosed in Section 4.1(h) of the Company Schedule or Section 4.1(h) of the Parent Schedule, as applicable, acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of Company, Parent or any Subsidiaries of Parent, as applicable, or enter into any joint ventures, strategic partnerships or alliances or other arrangements that provide for exclusivity of territory or otherwise restrict such party's ability to compete or to offer or sell any products or services;

                  (i) Sell, lease, license, encumber or otherwise dispose of any properties or assets, except sales of inventory in the ordinary course of business consistent with past practice and, except for the sale, lease or disposition (other than through licensing) of property or assets which are not material, individually or in the aggregate, to the business of such party;

                  (j) Except as disclosed in Section 4.1(j) of the Company Schedule or Section 4.1(j) of the Parent Schedule, as applicable, incur any indebtedness for borrowed money in excess of $500,000 in the aggregate or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Company, Parent or any Subsidiaries of Parent, as applicable, enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing;

                  (k) Except as disclosed in Section 4.1(k) of the Company Schedule or Section 4.1(k) of the Parent Schedule, as applicable, adopt or amend any employee benefit plan, policy or arrangement, any employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable "at will"), pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants, except in the ordinary course of business consistent with past practices;

                  (l) Except as disclosed in Schedule 4.1(1) of the Company Schedule or Section 4.1(1) of the Parent Schedule, as applicable, (i) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), or litigation (whether or not commenced prior to the date of this Agreement) other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practices or in accordance with their terms, or liabilities recognized or disclosed in the most recent consolidated financial statements (or the notes thereto) of Company included in Company SEC Reports or of Parent included in Parent SEC Reports, as applicable, or incurred since the date of such financial statements, or (ii) waive the benefits of, agree to modify in any manner, terminate, release any person from or knowingly fail to enforce any confidentiality or similar agreement to which Company is a party or of which Company is a beneficiary or to which Parent or any of its Subsidiaries is a party or of which Parent or any of its Subsidiaries is a beneficiary, as applicable;

                  (m) Except in the ordinary course of business consistent with past practices, modify, amend or terminate any Company Contract or Parent Contract, as applicable, or other material contract or material agreement to which Company, Parent or any Subsidiary of Parent is a party or waive, delay the exercise of, release or assign any material rights or claims thereunder;


                  (n) Except as required by GAAP, revalue any of its assets or make any change in accounting methods, principles or practices;

                  (o) Except as set forth in Section 4.1(o) of the Company Schedule or Section 4.1(o) of the Parent Schedule, as applicable, incur or enter into any agreement, contract or commitment requiring such party to pay in excess of $100,000 in any 12 month period;

                  (p) Engage in any action that could reasonably be expected to cause the Merger to fail to qualify as a "reorganization" under Section 368(a) of the Code;

                  (q) Except as contemplated by Article VI herein or as set forth in Section 4.1(q) of the Company Schedule or Section 4.1(q) of the Parent Schedule, as applicable, settle any litigation;

                  (r) Make or rescind any Tax elections that, individually or in the aggregate, could be reasonably likely to adversely affect in any material respect the Tax liability or Tax attributes of such party, settle or compromise any material income tax liability or, except as required by applicable law, materially change any method of accounting for Tax purposes or prepare or file any Return in a manner inconsistent with past practice;

                  (s)   Form, establish or acquire any Subsidiary;

                  (t) Permit the Plan Administrator to exercise any of its discretionary rights under any stock-based employee benefit plans to provide for the automatic acceleration of any outstanding options, the termination of any outstanding repurchase rights or the termination of any cancellation rights issued pursuant to such plans; or

                  (u) Agree in writing or otherwise agree, commit or resolve to take any of the actions described in Section 4.1 (a) through (t) above.


                                    ARTICLE V

                              ADDITIONAL AGREEMENTS
                              ---------------------

         5.1 Information Supplied. Company and Parent each agrees, as to itself and (in the case of Parent) its Subsidiaries, that none of the information supplied or to be supplied by it or its Subsidiaries for inclusion or incorporation by reference in (i) the Registration Statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of shares of Parent Common Stock and Parent Preferred Stock in connection with the Merger (including the joint proxy statement, information statement and prospectus (the "Prospectus/Proxy Statement") constituting a part thereof) (the "S-4 Registration Statement") will, at the time the S-4 Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the Prospectus/Proxy Statement and any amendment or supplement thereto will, at the date of mailing to shareholders of Company and shareholders of Parent and at the time of the meeting of shareholders of Company and at the time of the meeting of the shareholders of Parent, to be held in connection with the Merger and the transactions contemplated hereby, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         5.2 Shareholder Meetings. Parent will take, in accordance with its certificate and by-laws, all action necessary to convene a meeting of holders of Parent Common Stock as promptly as practicable after the Proxy Statement/Prospectus is mailed to its shareholders to consider and vote upon the approval of this Agreement and the transactions contemplated hereby. Subject to fiduciary obligations under applicable law, Parent's Board of Directors shall recommend such approval and shall take all lawful action to solicit such approval.

         5.3  Filings; Other Actions; Notification.
              ------------------------------------

                  (a) Company and Parent shall promptly, following the date hereof, prepare and file with the SEC the Prospectus/Proxy Statement, and Parent shall promptly, following the date hereof, prepare and file with the SEC the S-4 Registration Statement. Company and Parent each shall use its best efforts to have the S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and as soon as practicable thereafter mail the Prospectus/Proxy Statement to the shareholders of Company and the shareholders of Parent, and, if necessary after the Prospectus/Proxy Statement is mailed, promptly circulate amended supplemental proxy material, and, if required, resolicit proxies. Parent shall also use its best efforts to obtain prior to the effective date of the S-4 Registration Statement all necessary state securities law or "blue sky" permits and approvals required in connection with the Merger and to consummate the other transactions contemplated hereby and will pay all expenses incident thereto.

                  (b) Company and Parent shall cooperate with each other and use (and Parent shall cause its respective Subsidiaries to use) their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement and applicable Laws to consummate and make effective the Merger and the other transactions contemplated hereby as soon as practicable, including preparing and filing as soon as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as soon as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated hereby. Subject to applicable Laws relating to the exchange of information and the preservation of any applicable attorney-client privilege, work-product doctrine, self-audit privilege or other similar privilege, each of Company and Parent shall have the right to review and comment on in advance, and to the extent practicable each will consult the other on, all the information relating to such party, and any of Parent's Subsidiaries, that appear in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated hereby. In exercising the foregoing right, each of Company and Parent shall act reasonably and as promptly as practicable.

                  (c) Company and Parent each shall, upon request by the other, furnish the other with all information concerning itself, (in the case of Parent) its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Prospectus/Proxy Statement, the S-4 Registration Statement or any other statement, filing, notice or application made by or on behalf of Company and Parent or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated hereby.

                  (d) Subject to any confidentiality obligations and the preservation of any attorney-client privilege, Company and Parent each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by Company or Parent, as the case may be, or any of its Subsidiaries, from any third party and/or any Governmental Entity with respect to the Merger and the other transactions contemplated hereby.

         5.4  Confidentiality; Access to Information.
              --------------------------------------

                  (a) The parties acknowledge that Company and Parent have previously executed a Confidentiality Agreement, dated as of December 1, 2000 (the "Confidentiality Agreement"), which Confidentiality Agreement (except for Exhibit A thereto, which shall be superseded in its entirety by the provisions of this Agreement) will continue in full force and effect in accordance with its terms.

                  (b)   Access to Information.

                    (i) Company will afford Parent and its underwriters, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of Company during the period prior to the Effective Time to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of Company, as Parent may reasonably request. No information or knowledge obtained by Parent in any investigation pursuant to this Section 5.4 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

                    (ii) Parent will afford Company and its underwriters, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of Parent and its Subsidiaries during the period prior to the Effective Time to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and personnel of Parent, as Company may reasonably request. No information or knowledge obtained by Company in any investigation pursuant to this Section 5.4 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

         5.5  No Solicitation.
              ---------------

                  (a) Each of Company and Parent agrees that neither it nor (in the case of Parent) any of its Subsidiaries nor any of its or its Subsidiaries' officers and directors shall, and that it shall direct and use its reasonable best efforts to cause its and its Subsidiaries' agents and other representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to (i) a merger, reorganization, share exchange, consolidation or similar transaction involving it or its Subsidiaries, (ii) any sale, lease, exchange, mortgage, pledge, transfer or purchase of all or substantially all of the assets or equity securities of, it and its Subsidiaries, taken as a whole, in a single transaction or series of related transactions or (iii) any tender offer or exchange offer for 20% or more of the outstanding shares of the Company Common Stock or Parent Common Stock (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"). Each of Company and Parent further agrees that neither it nor any of its Subsidiaries nor (in the case of Parent) any of its or its Subsidiaries' officers and directors shall, and that it shall direct and use its reasonable best efforts to cause its and its Subsidiaries' agents and representatives not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent the Board of Directors of Company or of Parent, or their respective representatives from, prior to the time their respective required shareholders approvals have been obtained (A) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal or otherwise complying with the Exchange Act; (B) providing information in response to a request therefor by a person who has made a bona fide unsolicited Acquisition Proposal; (C) engaging in any negotiations or discussions with any person who has made a bona fide unsolicited Acquisition Proposal or otherwise facilitating any effort or attempt to implement an Acquisition Proposal; or (D) withdrawing or modifying the approval or recommendation by such Board of Directors of this Agreement, approving or recommending any Acquisition Proposal or causing the applicable party to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement relating to any Acquisition Proposal, if, and only to the extent that in each such case referred to in clause (B), (C) or (D) above, the Board of Directors of Company or Parent, as the case may be, determines in good faith, after consultation with outside legal counsel that such action is necessary to act in a manner consistent with the directors' fiduciary duties under applicable law and determines in good faith after consultation with its financial advisors that the person or group making such Acquisition Proposal has adequate sources of financing to consummate such Acquisition Proposal and that such Acquisition Proposal, if consummated as proposed, is materially more favorable to the shareholders of such party from a financial point of view (any such more favorable Acquisition Proposal being referred to as a "Superior Proposal") and (y) in the case of clause (D) above the Board of Directors of Company or Parent, as the case may be, determines in good faith that such Acquisition Proposal is reasonably capable of being consummated, taking into account legal, financial, regulatory and other aspects of the proposal and the person making the proposal, and prior to taking any such action set forth in clause (B), (C) or (D) above (other than with respect to actions related to entering into a confidentiality agreement), Company or Parent, as the case may be, provides reasonable notice to the other party to the effect that it is taking such action and receives from the person making the Acquisition Proposal an executed confidentiality agreement in reasonably customary form and, in any event, containing terms not materially more favorable to such third party than those contained in the Confidentiality Agreement. Prior to or substantially contemporaneous with, and in any case, no later than within forty-eight (48) hours after providing any information to or entering into any discussions or negotiations with any person in connection with an Acquisition Proposal by such person, Company or Parent, as the case may be, shall notify the other party of such Acquisition Proposal (including, without limitation, the material terms and conditions thereof and the identity of the person making it), and, subject to the confidentiality agreement required to be entered into, as specified above, shall provide the other party with a copy of any written Acquisition Proposal or amendment or supplements thereto and shall thereafter inform the other party on a prompt basis of any material changes to the terms and conditions of such Acquisition Proposal. Each of Company and Parent agrees that it will immediately cease and cause to be terminated any existing discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. Each of Company and Parent agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 5.5.

         5.6 Public Disclosure. Parent and Company will consult with each other and agree in writing before issuing any press release or otherwise making any public statement with respect to the Merger, this Agreement or an Acquisition Proposal and will not issue any such press release or make any such public statement prior to such consultation.

         5.7 Reasonable Efforts; Notification.
             --------------------------------

                  (a) Upon the terms and subject to the conditions set forth in this Agreement, including Sections 5.2(c) and 5.5, each of the parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using commercially reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in
Article VI to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (iii) the obtaining of all consents, approvals or waivers from third parties required as a result of the transactions contemplated in this Agreement, (iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (v) the execution or delivery of any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, Company and its Board of Directors and Parent and its Board of Directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement or any of the transactions contemplated by this Agreement, use its commercially reasonable efforts to enable the Merger and the other transactions contemplated by this Agreement to be consummated as promptly as practicable on the terms contemplated by this Agreement. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require Parent or Company or any Subsidiary or affiliate thereof to agree to any divestiture by itself or any of its affiliates of shares of capital stock or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their business or to own or exercise control of such assets, properties and stock.

                  (b) Company shall give prompt notice to Parent upon becoming aware that any representation or warranty made by it contained in this Agreement has become untrue or inaccurate, or of any failure of Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 6.3(a) or 6.3(b) would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

                  (c) Parent shall give prompt notice to Company upon becoming aware that any representation or warranty made by it or Merger Sub contained in this Agreement has become untrue or inaccurate, or of any failure of Parent or Merger Sub to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 6.2(a) or 6.2(b) would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

         5.8 Stock Options, Warrants and Preferred Stock
             -------------------------------------------

                  (a) Stock Options. At the Effective Time, each outstanding option to purchase shares of Company Common Stock (each, a "Company Stock Option"), whether or not vested, shall be assumed by Parent. Each Company Stock Option so assumed by Parent under this Agreement will continue to have, and be subject to, the same terms and conditions of such options immediately prior to the Effective Time (including, without limitation, any repurchase rights or vesting provisions and provisions regarding the acceleration of vesting on certain transactions, other than the transactions contemplated by this Agreement), except that (i) each Company Stock Option will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded up to the nearest whole number of shares of Parent Common Stock and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Stock Option will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Stock Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded down to the nearest whole cent.

                  (b) Warrants. At the Effective Time, each outstanding warrant to purchase shares of Company Common Stock (each, a "Warrant") shall be assumed by Parent and will continue to have, and be subject to, the same forms and conditions of such Warrants immediately prior to the Effective Time, except that
(i) such Warrant will be exercisable (or will become exercisable in accordance with its terms) for that number of shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Warrant immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded up to the nearest whole number of shares of Parent Common Stock and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Warrant will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Warrant was exercisable immediately prior to the Exercise Time by the Exchange Ratio, rounded down to the nearest whole cent.

                  (c) Further Assurances: Prior to the Closing Date, Company agrees to take all necessary steps to effectuate the foregoing provisions of this Section, including obtaining all necessary consents and releases, if any, from the holders of Company Stock Options and Warrants.

                  (d) $6 Preferred Stock. Company agrees to use reasonable commercial efforts to negotiate with the holder of the Company's Outstanding $6 Preferred Stock an exchange of Company Common Stock for all of the issued and outstanding $6 Preferred Stock prior to the Closing.

         5.9 Form S-8. Parent agrees to file a registration statement on Form S-8 (or any successor form) for the shares of Parent Common Stock issuable with respect to assumed Company Stock Options and warrants and all shares issuable to Delano Group Securities, LLC that are eligible to be registered on Form S-8 or such successor form as soon as is reasonably practicable after the Effective Time.

         5.10 Indemnification. From and after the Effective Time, Parent will cause the Surviving Corporation to fulfill and honor in all respects the obligations of Parent and Company pursuant to any indemnification agreements between Parent or Company and its respective directors and officers in effect immediately prior to the Effective Time (the "Indemnified Parties") and any indemnification provisions under Parent or Company Charter Documents as in effect on the date hereof. The Articles of Incorporation and By-laws of Parent and the Certificate of Incorporation and Bylaws of the Surviving Corporation will contain provisions with respect to exculpation and indemnification that are at least as favorable to the Indemnified Parties as those contained in the Parent Charter Documents and the Company Charter Documents (as applicable) as in effect on the date hereof, which provisions will not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, immediately prior to the Effective Time, were directors, officers, employees or agents of Parent or Company (as applicable), unless such modification is required by law. Parent will cause the Surviving Corporation to maintain Director and Officer liability insurance on the same terms as the current policies with respect to the Indemnified Parties for the three (3) years following the Effective Time.

         5.11 Nasdaq Listing. Parent agrees to use its best efforts to authorize for listing on the Nasdaq SmallCap Market the shares of Parent Common Stock issuable, and those required to be reserved for issuance, in connection with the Merger, subject to official notice of issuance.

         5.12 Board of Directors of Parent. The Board of Directors of Parent will take all actions necessary, including the resignation of certain members, such that immediately after the effective time, the Board of Directors of Parent will number seven members and consist entirely of (i) the then current Board of Directors of the Company, (ii) a director to be named by Company and (iii) John Presley and two other members of the current Parent Board to be mutually agreed on by Company and Parent, the directors in clause (iii) to be members of the class of directors with a term expiring not prior to the second anniversary of the Closing Date.

         5.13 Amendment of Parent's Charter Documents. Parent will amend its Articles of Incorporation and Bylaws to be in the form of Exhibits G and H hereto, respectively and shall take all action necessary to effect the same, including without limitation, seeking stockholder approval and making all requisite filings with the Secretary of State of Florida. An amendment will include the formation of a Financing and Acquisition Committee consisting of Messrs. Presley and McPhee for purposes of considering any debt incurrence greater than $100,000 and any acquisition that is significant within the meaning of Regulation S-K.

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER
                            ------------------------

         6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

                  (a) Stockholder Approval. This Agreement and the Merger shall have been duly approved and adopted, by the requisite vote under the DGCL and the Company Charter Documents, by the stockholders of Company and by the requisite vote under the DGCL and the Parent Charter Documents, by the stockholders of Parent.

                  (b) Registration Statement Effective; Proxy Statement. The SEC shall have declared the S-4 effective. No stop order suspending the effectiveness of the S-4 or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Proxy Statement/Prospectus, shall have been initiated or threatened in writing by the SEC.

                  (c) No Order. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger, substantially on the terms contemplated by this Agreement.

                  (d) Tax Opinions. Prior to the mailing of the Proxy Statement/Prospectus (and to be reconfirmed at the Closing Date), Parent and Company shall each have received written opinions from their respective tax counsel (Pillsbury Winthrop LLP and Bernstein, respectively), in form and substance reasonably satisfactory to them, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and such opinions shall not have been withdrawn; provided, however, that if the counsel to either Parent or Company does not render such opinion, this condition shall nonetheless be deemed to be satisfied with respect to such party if counsel to the other party renders such opinion to such party. The parties to this Agreement agree to make such reasonable representations as requested by such counsel for the purpose of rendering such opinions.

         6.2 Additional Conditions to Obligations of Company. The obligation of Company to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Company:

                  (a) Representations and Warranties. Each representation and warranty of Parent and Merger Sub contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date (it being understood that, other than with respect to the representation set forth in Section 3.9, for purposes of determining the accuracy of such representations and warranties for purposes of this clause
(ii), all "Material Adverse Effect" qualifications and other qualifications based on the word "material" or similar phrases contained in such representations and warranties shall be disregarded) except, other than with respect to the representation set forth in Section 3.9, (A) in each case, or in the aggregate, as does not constitute a Material Adverse Effect on Parent and Merger Sub, (B) for changes contemplated by this Agreement and (C) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct (subject to the qualifications as set forth in the preceding clause (A)) as of such particular date). Any update of or modification to the Parent Schedule made or purported to have been made after the date of this Agreement shall be disregarded. Company shall have received a certificate with respect to the foregoing signed on behalf of Parent by an authorized officer of Parent.

                  (b) Agreements and Covenants. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, except to the extent that any failure to perform or comply (other than a willful failure to perform or comply or failure to perform or comply with an agreement or covenant reasonably within the control of Parent and Merger Sub) does not, or will not, constitute a Material Adverse Effect with respect to Parent and its Subsidiaries taken as a whole, and Company shall have received a certificate to such effect signed on behalf of Parent by an authorized officer of Parent.

                  (c) Director and Officer Resignations. Parent shall have delivered to Company evidence satisfactory to Company of the resignation of all directors of Parent and its subsidiaries, except for John Presley and two other current directors to be mutually agreed on by Company and Parent, effective as of the Effective Time. Parent shall also have delivered to Company evidence satisfactory to Company of the resignation of the all officers of Parent and its subsidiaries requested by Company.

                  (d) Parent's Sale of its E-Commerce Business. Prior to or as of the Closing Date, Parent will have completed the sale of its e-commerce business, including any trademarks and domain names relating thereto on terms satisfactory to Company in its sole discretion.

                  (e) Employment Agreements. The employment agreements of John Presley, Erik Wiisanen, Joseph McGuire and Dan McPhee with Parent shall be in full force and effect.

                  (f) Consents. Parent and its Subsidiaries shall have obtained all consents, waivers and approvals required in connection with the consummation of the transactions contemplated hereby, other than consents, waivers and approvals the absence of which, either alone or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Parent and its Subsidiaries taken as a whole.

                  (g) Material Adverse Effect. No Material Adverse Effect with respect to Parent and its Subsidiaries taken as a whole shall have occurred since the date of this Agreement.

         6.3 Additional Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by
Parent:

                  (a) Representations and Warranties. Each representation and warranty of Company contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date (it being understood that, other than with respect to the representation set forth in Section 2.9(i), for purposes of determining the accuracy of such representations and warranties for purposes of this clause
(ii), all "Material Adverse Effect" qualifications and other qualifications based on the word "material" or similar phrases contained in such representations and warranties shall be disregarded) except, other than with respect to the representation set forth in Section 2.9(i), (A) in each case, or in the aggregate, as does not constitute a Material Adverse Effect on Company provided, however, such Material Adverse Effect qualifier shall be inapplicable with respect to representations and warranties contained in the first two sentences of Section 2.3, (B) for changes contemplated by this Agreement and (C) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct (subject to the qualifications as set forth in the preceding clause (A)) as of such particular date). Any update of or modification to the Company Schedule made or purported to have been made after the date of this Agreement shall be disregarded. Parent shall have received a certificate with respect to the foregoing signed on behalf of Company by an authorized officer of Company.

                  (b) Agreements and Covenants. Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date except to the extent that any failure to perform or comply (other than a willful failure to perform or comply or failure to perform or comply with an agreement or covenant reasonably within the control of Company) does not, or will not, constitute a Material Adverse Effect on Company, and Parent shall have received a certificate to such effect signed on behalf of Company by the Chief Executive Officer and the Chief Financial Officer of Company.

                  (c) Consents. Company shall have obtained all consents, waivers and approvals required in connection with the consummation of the transactions contemplated hereby, other than (i) consents, waivers and approvals the absence of which, either alone or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on Company and (ii) consents relating to Company's arrangements with Rosenthal & Rosenthal or the Company Preferred Stock.

                  (d) Affiliate Letters. Each of the persons named in Section
2.25 of the Company Schedule shall have delivered to Parent a written agreement substantially in the form attached as Exhibit I hereto.

                  (e) Material Adverse Effect. No Material Adverse Effect with respect to Company shall have occurred since the date of this Agreement.

                                   ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER
                        ---------------------------------

         7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the requisite approval of the stockholders of Company or Merger Sub:

                  (a) by mutual written consent duly authorized by the Boards of Directors of Parent and Company;

                  (b) by either Company or Parent if the Merger shall not have been consummated by September 15, 2001 for any reason; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

                  (c) by either Company or Parent if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action is final and nonappealable;

                  (d) by either Company or Parent if the required approval of the stockholders of Company or Parent contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a meeting of Company or Parent stockholders duly convened therefor or at any adjournment thereof;

                  (e) by Company, upon a material breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become materially untrue, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in Parent's representations and warranties or breach by Parent is curable by Parent prior to the Closing Date, then Company may not terminate this Agreement under this Section 7.1(e) for thirty (30) days after delivery of written notice from Company to Parent of such breach, provided Parent continues to exercise commercially reasonable efforts to cure such breach (it being understood that Company may not terminate this Agreement pursuant to this Section 7.1(e) if it shall have materially breached this Agreement or if such breach by Parent is cured during such thirty (30)-day period);

                  (f) by Parent, upon a material breach of any representation, warranty, covenant or agreement on the part of Company set forth in this Agreement, or if any representation or warranty of Company shall have become materially untrue, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, that if such inaccuracy in Company's representations and warranties or breach by Company is curable by Company prior to the Closing Date, then Parent may not terminate this Agreement under this Section 7.1(f) for thirty (30) days after delivery of written notice from Parent to Company of such breach, provided Company continues to exercise commercially reasonable efforts to cure such breach (it being understood that (i) Parent may not terminate this Agreement pursuant to this Section 7.1(f) if it shall have materially breached this Agreement or if such breach by Company is cured during such thirty (30)-day period and (ii) any breach of Sections 5.2 or 5.5 hereof is not curable);

                  (g) by either Company or Parent, upon a material and willful breach by the other party of the provisions of Section 5.2 or Section 5.5 of this Agreement; or

                  (h) by either Company or Parent if a Triggering Event (as defined below) shall have occurred.

         For the purposes of this Agreement, a "Triggering Event" shall be deemed to have been caused by a party if: (i) such party's Board of Directors or any committee thereof shall for any reason have withdrawn or shall have amended or modified in a manner adverse to the other party its recommendation in favor of, the approval and adoption of this Agreement and approval of the Merger; (ii) such party shall have failed to include in the Proxy Statement/Prospectus the recommendation of its Board of Directors in favor of the approval and adoption of this Agreement and the Merger; (iii) such party's Board of Directors shall have failed to reaffirm its recommendation in favor of the approval and adoption of this Agreement and the Merger within ten (10) business days after the other party requests in writing that such recommendation be reaffirmed at any time following the making, announcement or submission of an Acquisition Proposal; or
(iv) a tender or exchange offer relating to securities of such party shall have been commenced by a person unaffiliated with Parent and Company shall not have sent to its securityholders pursuant to Rule 14e-2 promulgated under the Securities Act, within ten (10) business days after such tender or exchange offer is first published sent or given, a statement disclosing that such party recommends rejection of such tender or exchange offer.

         7.2 Notice of Termination; Effect of Termination. Any termination of this Agreement under Section 7.1 above will be effective immediately upon (or, if the termination is pursuant to Section 7.1(e) or Section 7.1(f) and the proviso therein is applicable, thirty (30) days after) the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect and the Merger shall be abandoned, except (i) as set forth in this Section 7.2, Section 7.3 and Article VIII, each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any intentional or willful breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement and the abandonment of the Merger in accordance with their terms.

         7.3 Fees and Expenses.
             -----------------

                  (a) General. Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated; provided, however, that Parent and Company shall share equally all fees and expenses, other than attorneys' and accountants fees and expenses, incurred in relation to the printing and filing (with the SEC) of the Proxy Statement/Prospectus (including any preliminary materials related thereto) and the S-4 (including financial statements and exhibits) and any amendments or supplements thereto.

                  (b) Termination Payments.
                      --------------------

                    (i) Company shall pay to Parent $500,000 in immediately available funds within one (1) business day after demand by Parent following termination of this Agreement if this Agreement is terminated by Parent pursuant to Section 7.1(g) or (B) if this Agreement is terminated by Parent pursuant to
Section 7.1(h), upon the earlier of (x) 10 days after demand by Parent following termination of this Agreement and (y) the consummation of an Acquisition Transaction with another party or the entering into of an agreement providing for the consummation of an Acquisition Proposal with another party.

                    (ii) Company shall pay to Parent in immediately available funds, within one (1) business day after termination of this Agreement, an amount equal to all out-of-pocket expenses and fees incurred by Parent arising out of, or in connection with or related to, the transactions contemplated by this Agreement, including, without limitation, all fees and expenses of agents, counsel, commercial banks, investment banking firms, accountants, experts and consultants to Parent and its affiliates if this Agreement is terminated by Parent pursuant to Section 7.1 (f).

                    (iii) Company shall pay Parent in immediately available funds, within one (1) business day after demand by Parent following the consummation of an Acquisition Transaction with another party or the entering into of an agreement providing for the consummation of an Acquisition Proposal with another party, $500,000, if (A) this Agreement is terminated by Company, as applicable, pursuant to Section 7.1(b) or (d) and (B)(1) within 9 months of termination of this Agreement, Company shall enter into an agreement for an Acquisition Transaction or shall consummate an Acquisition Transaction; (2) prior to termination of this Agreement pursuant to Section 7.1(b), an Acquisition Proposal shall have been made known to Company or to Company stockholders generally or any person shall have publicly announced an intention (whether or not conditional and whether or not such Acquisition Proposal shall have been rejected or shall have been withdrawn or terminated prior to the Company Stockholders' Meeting or any termination of this Agreement) to make an Acquisition Proposal or (3) in the case of termination pursuant to Section 7.1(d), prior to or during any meeting of the Company stockholders at which it is proposed that the Merger be approved or written consent of Company stockholders approving the merger has been obtained, an Acquisition Proposal shall have been made directly to the Company stockholders generally or any person shall have publicly announced an intention (whether or not conditional and whether or not such Acquisition Proposal shall have been rejected or shall have been withdrawn or terminated prior to such meeting or action or any termination of this Agreement) to make an Acquisition Proposal.

                    (iv) Parent shall pay to Company $500,000 in immediately available funds (A) within one (1) business day after demand by Company following termination of this Agreement if this Agreement is terminated by Company pursuant to Section 7.1(g) or (B) if this Agreement is terminated by

Company pursuant to Section 7.1(h), upon the earlier of (x) 10 days after demand by Company following termination of this Agreement and (y) the consummation of an Acquisition Transaction with another party or the entering into of an agreement providing for the consummation of an Acquisition Proposal with another party.

                    (v) Parent shall pay to Company in immediately available funds, within one (1) business day after termination of this Agreement, an amount equal to all out-of-pocket expenses and fees incurred by Company arising out of, or in connection with or related to, the transactions contemplated by this Agreement, including, without limitation, all fees and expenses of agents, counsel, commercial banks, investment banking firms, accountants, experts and consultants to Company and its affiliates if this Agreement is terminated by Company pursuant to Section 7.1 (e).

                    (vi) Parent shall pay Company in immediately available funds, within one (1) business day after demand by Company following the consummation of an Acquisition Transaction with another party or the entering into of an agreement providing for the consummation of an Acquisition Proposal with another party, $500,000, if (A) this Agreement is terminated by Company, pursuant to Section 7.1(b) or (d) and (B)(1) within 9 months of termination of this Agreement, Parent shall enter into an agreement for an Acquisition Transaction or shall consummate an Acquisition Transaction; (2) prior to termination of this Agreement pursuant to Section 7.1(b), an Acquisition Proposal shall have been made known to Parent or to Parent stockholders generally or any person shall have publicly announced an intention (whether or not conditional and whether or not such Acquisition Proposal shall have been rejected or shall have been withdrawn or terminated prior to the Parent Stockholders' Meeting or any termination of this Agreement) to make an Acquisition Proposal or (3) in the case of termination pursuant to Section 7.1(d), prior to or during the Parent Stockholders' Meeting (or any subsequent meeting of the Parent stockholders at which it is proposed that the Merger be approved), an Acquisition Proposal shall have been made directly to the Parent stockholders generally or any person shall have publicly announced an intention (whether or not conditional and whether or not such Acquisition Proposal shall have been rejected or shall have been withdrawn or terminated prior to the Parent Stockholders' Meeting or any termination of this Agreement) to make an Acquisition Proposal.

                    (vii) Each of Company and Parent acknowledge that the agreements contained in this Section 7.3(b) are an integral part of the transactions contemplated by this Agreement and that, without these agreements, either party would not enter into this Agreement; accordingly, if either party fails to pay in a timely manner the amounts due pursuant to this Section 7.3(b) and, in order to obtain such payment, the other party makes a claim that results in a judgment against the defaulting party for the amounts set forth in this
Section 7.3(b), the defaulting party shall pay to the other party its reasonable costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 7.3(b) at the prime rate of J.P. Morgan and Chase in effect on the date such payment was required to be made. Subject to Section 8.7, payment of the fees described in this Section 7.3(b) shall be in lieu of damages incurred in the event of breach of this Agreement other than a material and willful breach.

         7.4 Amendment. This Agreement may be amended by the parties hereto at any time (whether before or after adoption of this Agreement by the stockholders of Company or Merger Sub) by execution of an instrument in writing signed on behalf of each of Parent and Company; provided, however, this Agreement may not be amended after any such approval in a manner which by law requires further approval of such stockholders without such further approval.

         7.5 Extension; Waiver. At any time prior to the Effective Time, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.


                                  ARTICLE VIII

                               GENERAL PROVISIONS
                               ------------------

         8.1 Non-Survival of Representations and Warranties. The representations and warranties of Company, Parent and Merger Sub contained in this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time shall survive the Effective Time.

         8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

                  (a)   if to Parent or Merger Sub, to:

                        American Access Technologies, Inc.
                        37 Skyline Drive, Suite 1101
                        Lake Mary, FL 32746
                        Attention: John Presley, Chairman

                        Telephone No.: (407) 333-1446
                        Telecopy No.: (407) 333-2598

                        with a copy to:

                        Joel Bernstein, Esq.
                        11900 Biscayne Boulevard, Suite 604
                        Miami, FL 33181

                        Telephone No.: (305) 892-1122
                        Telecopy No.: (305) 892-0822

                  (b)   if to Company, to:

                        DataWorld Solutions, Inc.
                        920 Conklin Street
                        Farmingdale, New York 11735
                        Attention: Daniel McPhee, Chief Executive Officer

                        Telephone No.: (631) 293-1610
                        Telecopy No.: (631) 293-8033

                        with a copy to:

                        Pillsbury Winthrop LLP
                        One Battery Park Plaza
                        New York, New York 10004-1490
                        Attention: Ronald A. Fleming, Jr., Esq.

                        Telephone No.: (212) 858-1143
                       Telecopy No.: (212) 858-1500

         8.3 Interpretation.
             --------------

                  (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement. Unless otherwise indicated the words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect Subsidiaries of such entity. Reference to the Subsidiaries of an entity shall be deemed to include all direct and indirect Subsidiaries of such entity.

                  (b) For purposes of this Agreement, the term "Material Adverse Effect" when used in connection with an entity means any change, event, violation, inaccuracy, circumstance or effect, individually or when aggregated with other changes, events, violations, inaccuracies, circumstances or effects, that is materially adverse to the business, assets (including intangible assets), revenues, financial condition or results of operations of such entity and its Subsidiaries, if any, taken as a whole (it being understood that neither of the following alone or in combination shall be deemed, in and of itself, to constitute a Material Adverse Effect: (a) a change in the market price or trading volume of Parent Common Stock or Company Common Stock, (b) changes attributable to the public announcement or pendency of the transactions contemplated hereby, (c) changes in general national or regional economic conditions or (d) changes affecting the industry generally in which Company or Parent operates).

                  (c) For purposes of this Agreement, the term "person" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

                  (d) For purposes of this Agreement, the term "Subsidiary" means with respect to Company, the Surviving Corporation, Parent or any other person, any corporation, partnership, joint venture, limited liability company or other legal entity of which (i) Company, the Surviving Corporation, Parent or such other person, as the case may be, (either alone or through or together with any other subsidiary) owns, directly or indirectly, more than 25% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity or (ii) which constitutes a "Significant Subsidiary" of such entity within the meaning of Rule 12b-2 of the Exchange Act.

         8.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

         8.5 Entire Agreement; Third Party Beneficiaries. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Company Schedule and the Parent Schedule (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement; and (b) are not intended to confer upon any other person any rights or remedies hereunder, except as specifically provided in
Section 5.10.

         8.6 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         8.7 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         8.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

         8.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         8.10 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties, except that Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Parent or to any direct or indirect wholly-owned subsidiary of Parent. Subject to the first sentence of this Section 8.10, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         8.11 WAIVER OF JURY TRIAL. EACH OF PARENT, COMPANY AND MERGER SUB HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, COMPANY OR MERGER SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

                                      *****

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.


                                           AMERICAN ACCESS TECHNOLOGIES, INC.



                                           By: s/John E. Presley
                                               --------------------------
                                                 Name:    John E. Presley
                                                 Title: President


                                           DOLPHIN ACQUISITION CORP.


                                           By:  s/John E. Presley
                                               --------------------------
                                                 Name:    John E. Presley
                                                 Title:   President


                                           DATAWORLD SOLUTIONS, INC.


                                           By:  s/Daniel McPhee
                                               --------------------------
                                                 Name:   Daniel McPhee
                                                 Title:  Chief Executive Officer